GRUPO IUSACELL CELULAR, S.A. DE C.V.

The RESTRICTED SUBSIDIARIES Party Hereto

AND

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as TRUSTEE

10% SENIOR SUBORDINATED SECOND LIEN NOTES DUE 2012

INDENTURE

Dated as of [●], 2007

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EXHIBIT A	FORM OF FACE OF NOTE AND FORM OF REVERSE SIDE OF NOTE

EXHIBIT B	FORM OF SUPPLEMENTAL INDENTURE FOR ADDITIONAL NOTE GUARANTEE

EXHIBIT C	RECONCILIATION AND TIE BETWEEN THE TRUST INDENTURE ACT OF 1939 AND THE INDENTURE

SCHEDULE A	LIENS IN EXISTENCE ON THE ISSUE DATE

INDENTURE, dated as of [●], 2007, between Grupo Iusacell Celular, S.A. de C.V., a Mexican sociedad anónima de capital variable (the “Company”), the Restricted Subsidiaries party hereto and Law Debenture Trust Company of New York (the “Trustee”), as Trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 10% Senior Subordinated Second Lien Notes due 2012 issued hereunder.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“2004 Notes” means the Company’s 10.00% senior notes due 2004.

“2006 Notes” means the 14.25% senior notes due 2006 of Grupo Iusacell.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness shall be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Additional Amounts” has the meaning assigned to it in Section 3.21(a).

“Additional Concessions” means the right of the Company and its Restricted Subsidiaries to provide cellular telephone service pursuant to concessions and authorizations granted by the SCT in any region of Mexico other than regions 5 through 9 obtained by the Company or any Restricted Subsidiary after the Issue Date.

“Additional Note Board Resolutions” has the meaning assigned to it in Section 2.13(b).

“Additional Note Guarantee” has the meaning assigned to it in Section 11.5.

“Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company, each Restricted Subsidiary and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.

“Additional Notes” means the Company’s 10% Senior Subordinated Second Lien Notes due 2012 originally issued after the Issue Date pursuant to Section 2.13, including any replacement Notes as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture.

“Additional Restricted Subsidiary” has the meaning assigned to it in Section 11.5.

“Additional Taxing Jurisdiction” has the meaning assigned to it in Section 3.21(f).

“Affiliate” means, with respect to any Person, a Person that directly, or indirectly through one or more intermediate Persons, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, the term control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether by ownership of share capital, by contract, by the power to appoint or remove a majority of the members of the governing body of that Person or otherwise; provided that beneficial ownership of 10% or more of the voting stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” has the meaning assigned to it in Section 3.9(a).

“Agent Members” has the meaning assigned to it in Section 2.6(b).

“Authenticating Agent” has the meaning assigned to it in Section 2.2(d).

“Asset Acquisition” means:

(i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary;

(ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

(iii) any Revocation with respect to an Unrestricted Subsidiary.

“Asset Sale” means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a “disposition”) by the Company or any Restricted Subsidiary of:

(i) any Capital Stock (other than directors’ qualifying shares); or

(ii) any property or assets (other than cash and Cash Equivalents or Capital Stock) of the Company or any Restricted Subsidiary.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(A) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under Article IV;

(B) a disposition in the ordinary course of business of inventory, or a disposition in the ordinary course of business of machinery, equipment, furniture, apparatus, tools or implements or other similar property that may be defective or may have become worn out or obsolete or no longer used or useful in the operations of the Company;

(C) disposition of assets in any fiscal year with a Fair Market Value not to exceed U.S.$1,000,000 in the aggregate;

(D) a disposition to the Company or a Restricted Subsidiary, including a Person that is or shall become a Restricted Subsidiary immediately after the disposition;

(E) the disposition of Securitization Assets pursuant to a Qualified Securitization Transaction;

(F) any foreclosure by any creditor of a Lien permitted under Section 3.8 on any assets subject thereto;

(G) the creation of a Permitted Lien;

(H) for purposes of Section 3.7 only, the making of a Permitted Investment or Restricted Payment permitted under Section 3.6; and

(I) an Event of Loss.

“Asset Sale Offer” has the meaning assigned to it in Section 3.7.

“Asset Sale Offer Amount” has the meaning assigned to it in Section 3.7(c)(i).

“Asset Sale Offer Payment Date” has the meaning assigned to it in Section 3.7(c)(ii).

“Asset Sale Offer Trigger Date” has the meaning assigned to it in Section 3.7.

“Asset Sale Transaction” means any Asset Sale and, whether or not constituting an Asset Sale, (i) any sale or other disposition of Capital Stock, (ii) any Designation with respect to an Unrestricted Subsidiary and (iii) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (i) thereof.

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with Mexican GAAP, provided that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Board of Directors” means the Company’s Board of Directors or any committee of the Company’s Board of Directors authorized to act on its behalf.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City or in Mexico City.

“Capital Stock” means:

(i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and Preferred Stock, of such Person;

(ii) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(iii) any warrants, rights or options to purchase any of the instruments or interests referred to in clauses (i) or (ii) or above.

“Capitalized Lease Obligation” means, with respect to any Person, the obligation of such Person under a lease that, in conformity with Mexican GAAP, is required to be capitalized on the balance sheet of such Person.

“Cash Equivalents” means:

(i) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations;

(ii) (A) demand deposits, (B) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (C) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (D) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof or under the laws of any member state of the European Union, or under the laws of any country in which the Company has operations in each case whose head office’s senior short term debt has an Investment Grade Rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act;

(iii) repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clause (i) above entered into with any financial institution meeting the qualifications specified in clause (ii) above;

(iv) commercial paper rated with an Investment Grade Rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act and maturing within six months after the date of acquisition; and

(v) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (i) through (iv) above.

“Central Bank” means Banco de México (the Central Bank of Mexico).

“Certificated Note” means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A.

“Change of Control” means the occurrence of any of the following: (i) the Salinas Group ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 30% in the aggregate of the total voting power of the Voting Stock of the Company, (ii) the Salinas Group ceases to possess, directly or indirectly, the power to elect a majority of the members of the Board of Directors, (iii) any person or group of persons other than the Salinas Group shall be the beneficial owner, directly or indirectly, of more of the voting equity of the Company than the Salinas Group and such person or group of persons possesses or shall (in the future but prior to the Maturity Date) possess (to the extent based on existing arrangements), directly or indirectly, the power to elect a majority of the members of the Board of Directors or (iv) the sale or disposition of substantially all of the assets of the Company and its Restricted Subsidiaries to any Person at least 30% in the aggregate of the total voting power of the Voting Stock of which Person is not owned by the Salinas Group; provided, that a Change of Control shall not be deemed to exist as a result of a transaction in which a Person with a Rating of at least BB- or Ba3 that is an internationally recognized telecommunications operator that had total annual revenues in its most recent full fiscal year of at least U.S.$1,000,000,000 is the beneficial owner of at least 30% in the aggregate of the total voting power of the Voting Stock of the Company.

“Change of Control Notice” means notice of a Change of Control Offer made pursuant to Section 3.13, which shall be mailed first-class, postage prepaid, to each Holder at its address as shown on the Note Register within 45 days following the date upon which a Change of Control occurred, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer and shall state:

(i) that a Change of Control has occurred, the circumstances or events causing such Change of Control and that a Change of Control Offer is being made pursuant to Section 3.13(b), and that all Notes that are timely tendered will be accepted for payment;

(ii) the Change of Control Payment, and the Change of Control Payment Date, which date shall be the day that is 30 calendar days subsequent to the date such notice is mailed (other than as may be required by law);

(iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

(v) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder’s election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

(vii) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be U.S.$1.00 or an integral multiple thereof;

(viii) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to U.S.$1.00 or an integral multiple thereof;

(ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

(x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.13.

“Change of Control Offer” has the meaning assigned to it in Section 3.22(b).

“Change of Control Payment” has the meaning assigned to it in Section 3.22(a).

“Change of Control Payment Date” has the meaning assigned to it in Section 3.22(b).

“CNBV” means the Comisión Nacional Bancaria y de Valores (the Mexican National Banking and Securities Commission).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the assets or property, of any nature, of the Company and its Restricted Subsidiaries, now owned or hereafter acquired, upon which a Lien is created or intended or purported to be created by any Collateral Document, whether at the date of this Indenture or in the future, and whether or not perfected or registered.

“Collateral and Intercreditor Agent” means Law Debenture Trust Company of New York.

“Collateral Documents” means together with the Intercreditor and Collateral Agency Agreement, the security agreements, pledge agreements, mortgages and other collateral assignment documents pursuant to which the Liens on the Collateral are created, as the same may be amended, restated, supplemented or modified from time to time.

“Concession” means the right of the Company and its Restricted Subsidiaries to provide cellular telephone service pursuant to concessions and authorizations granted by the SCT in regions 5 through 9 in Mexico, as the terms of any such concession or authorization may be amended from time to time.

“Consolidated Adjusted Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with Mexican GAAP, adjusted by excluding, without duplication, (i) any net after-tax extraordinary gains (less all fees and expenses relating thereto), (ii) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset sales other than in the ordinary course of business, (iii) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of cash dividends or other distributions actually paid to the Company or any Restricted Subsidiary during such period, (iv) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a “pooling of interests” basis attributable to any period prior to the date of combination, (v) the net income of any Restricted Subsidiary if the declaration or payment of dividends or similar distributions by such Restricted Subsidiary was not for the relevant period permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, except to the extent of the amount of cash dividends or other distributions actually paid to the Company or any Restricted Subsidiary during such period, (vi) any non-cash items of the Company and any Restricted Subsidiary (including monetary corrections and Consolidated Non-Cash Credits) increasing Consolidated Adjusted Net Income for such period (other than items that shall result in the receipt of Dollar payments), and (vii) any extraordinary non-cash charges and non-cash charges related to inflation accounting and to foreign exchange of the Company or any Restricted Subsidiary decreasing Consolidated Adjusted Net Income for such period.

“Consolidated Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of changes in financial position of the Company for such period prepared in accordance with Mexican GAAP. For purposes of calculating its Consolidated Capital Expenditures, the Company shall take “Purchases of Property and Equipment” as set forth in its consolidated statements of changes in financial position, less (i) the capitalized interest included in “Gross Purchases of Property and Equipment,” less (ii) the amount of any trade-in credits that reduces the amount of Consolidated Capital Expenditures otherwise paid or to be paid in cash, and less (iii) other items for which no net cash outlay is required.

“Consolidated EBITDA” means, for any relevant period, Consolidated Adjusted Net Income for such period increased by (in each case to the extent included in computing Consolidated Adjusted Net Income) without duplication (i) Consolidated Interest Expense for the Company, (ii) Consolidated Income Tax Expense, (iii) Consolidated Non-Cash Charges, and (iv) Proceeds from Qualified Securitization Transactions.

“Consolidated Gross Revenues” means, for any period, the gross revenues of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with Mexican GAAP.

“Consolidated Income Tax Expense” means, for any period, all Mexican national, local and foreign income taxes payable by the Company and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with Mexican GAAP.

“Consolidated Interest Expense” means, for any Person for any period, the total interest expense of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with Mexican GAAP, whether paid or accrued, plus to the extent not included in such interest expense:

(i) the aggregate of cash and non-cash interest expense of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period determined on a consolidated basis in accordance with Mexican GAAP, including, without limitation the following for such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) whether or not interest expense in accordance with Mexican GAAP:

(A) any amortization or accretion of debt discount or any interest paid on Indebtedness of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) in the form of additional Indebtedness;

(B) any amortization of deferred financing costs;

(C) the net costs under Hedging Contracts (including amortization of fees);

(D) all capitalized interest;

(E) the interest portion of any deferred payment obligation;

(F) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers’ acceptances; and

(G) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company) or secured by a Lien on the assets of such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company), whether or not such Guarantee or Lien is called upon;

(ii) the interest component of Capitalized Lease Obligations, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease and the interest component of any deferred payment obligations; and

(iii) the product of (A) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Capital Stock of such Person payable to a party other than the Company or a Wholly-Owned Restricted Subsidiary, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with Mexican GAAP.

“Consolidated Non-Cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and any Restricted Subsidiary (including monetary corrections) reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with Mexican GAAP excluding items that shall require Dollar payments in future periods and for which an accrual or reserve is, or under Mexican GAAP must be, made.

“Consolidated Non-Cash Credits” means, for any period, revenues accrued during such period by the Company and its Restricted Subsidiaries in respect of the Securitization Assets sold in any Qualified Securitization Transaction, determined on a consolidated basis in accordance with Mexican GAAP.

“Consolidated Total Indebtedness” means, for any Person as of any date of determination, an amount equal to the aggregate amount (without duplication) of all Indebtedness of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) outstanding at such time, excluding Indebtedness Incurred under Section 3.4(b)(iv) or Section 3.4(b)(vii).

“Consolidated Total Indebtedness to Consolidated EBITDA Ratio” means, for any Person as of any date of determination, the ratio of the aggregate amount of Consolidated Total Indebtedness for such Person as of such date to Consolidated EBITDA for such Person for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the “Four Quarter Period”). For purposes of this definition, “Consolidated Total Indebtedness” and “Consolidated EBITDA” shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act for the period of such calculation to:

(i) the Incurrence, repayment or redemption of any Indebtedness (including Acquired Indebtedness) of such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company), and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness), and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence, and the application of the proceeds thereof, repayment or redemption occurred on the first day of such Four Quarter Period; and

(ii) any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company), including any Asset Sale or Asset Acquisition giving rise to the need to make such determination, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of the Four Quarter Period.

“Company” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Surviving Entity that becomes such in accordance with Article IV.

“Company Order” has the meaning assigned to it in Section 2.2(c).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 767 Third Avenue, 31st Floor, New York, New York, 10017, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning assigned to it in Section 8.1(c).

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Insolvency Law.

“Default” means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulted Interest” has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit A.

“Designated Senior Indebtedness” means:

(i) in respect of the Company and any Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal or accreted amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least U.S.$15,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness;” and

(ii)  in respect of any Restricted Subsidiary and any Senior Indebtedness of any Restricted Subsidiary which, at the date of determination, has an aggregate principal or accreted amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least U.S.$15,000,000 and is specifically designated by such Restricted Subsidiary in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness.”

“Designation” and “Designation Amount” have the meanings assigned to them in Section 3.19.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, carries the right to any mandatory dividend or distribution payment (other than a right that is expressly subject to compliance by the Company with its obligations under this Indenture), matures or is mandatory redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the 91st day after the Maturity Date but shall exclude shares representing the variable portion of the Capital Stock of such Person.

“Dollars” and the sign “U.S.$” mean such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

“E.U. Country” means any member country of the European Union.

“Event of Default” has the meaning assigned to it in Section 6.1.

“Event of Loss” means (i) the loss of, destruction of, or damage to any property, (ii) the condemnation, expropriation, rescate, seizure, confiscation, requisition of the use or taking by exercise of the power of eminent domain or otherwise of any property (other than a Concession or Additional Concession) or (iii) the condemnation, expropriation, rescate, seizure, confiscation, requisition of the use or taking by exercise of the power of eminent domain or otherwise of any Concession or Additional Concession.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, at the time of such determination with respect to any (i) asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any undue pressure or compulsion to complete the transaction, and (ii) service rendered, the price for such services which could be negotiated in an arm’s-length free market transaction between a willing service provider and a willing and able service recipient, neither of which is under any undue pressure or compulsion to render or receive the services. The Fair Market Value of any such asset, assets or service shall be determined conclusively (i) if such asset or service has a Fair Market Value equal to or less than U.S.$5,000,000, by the Company’s Officer acting in good faith and (ii) if such asset or service has a Fair Market Value in excess of U.S.$5,000,000, by a Board Resolution passed in good faith.

“First Lien Notes” means the Company’s senior floating rate first lien notes due 2011 to be issued pursuant to the First Lien Notes Indenture.

“First Lien Notes Indenture” means that certain indenture to be entered into in connection with the issuance of the Company’s senior floating rate first lien notes due 2011 with The Law Debenture Trust Company of New York as Trustee.

“First Priority Lien Obligations” means all Obligations under the First Lien Notes, and any obligations secured on a pari passu basis with the First Lien Notes so long as such obligations and pari passu Liens are permitted under the provisions of this Indenture and the Collateral Documents, together with any Permitted Refinancing Indebtedness with respect thereto.

“Fitch” means Fitch Ratings Ltd. and its successors and assigns.

“Global Note” means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with the appropriate legends as specified in Section 2.7 and Exhibit A.

“Government Authority” means the federal government of Mexico, any state or other political subdivision thereof, any entity or branch of power exercising executive, legislative, judicial or regulatory functions, any legislative authority and any judicial authority of Mexico.

“Grupo Iusacell” means Grupo Iusacell, S.A. de C.V.

“Guarantee” means any obligation, contingent or otherwise (including an aval), of any Person directly or indirectly guaranteeing any Indebtedness or other financial obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided, that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business or guarantees of performance that do not include any contingent payment obligation. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Contract” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates, in each case entered into in the ordinary course of business and not for speculative purposes.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation.

“Indebtedness” means, with respect to any Person, without duplication,

(i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments other than
(A) promissory notes or similar instruments issued in the ordinary course of business to Guarantee the payment of Trade Payables, and (B) obligations entered into in the ordinary course of business to the extent not drawn upon, or if drawn, such drawing is reimbursed no later than the third Business Day following payment;

(iii) all Capitalized Lease Obligations and Attributable Indebtedness of such Person;

(iv) all obligations of such Person for the deferred purchase price of property or services, except Trade Payables, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(v) all obligations of such Person in respect of letters of credit, bankers' acceptances, surety bonds or other similar instruments (including reimbursement agreements with respect thereto), excluding obligations in respect of trade letters of credit or surety bonds issued in respect of Trade Payables;

(vi) all obligations of such Person under Hedging Contracts;

(vii) Disqualified Capital Stock of such Person;

(viii) all Indebtedness of others secured by any Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; and

(ix) all Indebtedness of other Persons Guaranteed by such Person to the extent so Guaranteed.

The amount of Indebtedness of any Person shall be deemed to be:

(A) with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached or (y) the amount of such Indebtedness;

(B) with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness;

(C) with respect to any Hedging Contract, the net amount payable if such Hedging Contract terminated at that time due to default by such Person;

(D) with respect to any sale of Securitization Assets, the amount of the unrecovered capital or principal investment of the purchase excluding amounts representative of yield or interest earned on such investment; and

(E) otherwise, the outstanding principal amount thereof.

The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

“Indenture” means this Indenture as amended or supplemented from time to time, including the Exhibits hereto.

“Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant of internationally recognized standing that is, in the judgment of the Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

“Information Memorandum” means the information memorandum of the Company relating to the Restructuring dated May 25, 2006, as supplemented on June 29, 2006 and July 14, 2006.

“Insolvency Law” means any law (together with the rules and regulations made pursuant thereto) of any jurisdiction (including any political subdivision thereof) relating to bankruptcy, insolvency, winding up, liquidation, concurso mercantil, quiebra, reorganization, or any other similar procedure relating to the relief of debtors.

“Intercreditor and Collateral Agency Agreement” means the intercreditor and collateral agency agreement dated as of [●], 2007 among the Trustee, the trustee under the First Lien Notes and the Collateral and Intercreditor Agent, as the same may be amended, restated, supplemented or modified from time to time.

“Interest Payment Date” means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.

“Investment” means, with respect to any Person, any:

(i) direct or indirect advance, loan or other extension of credit (including, without limitation, a Guarantee) to any another Person;

(ii) capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person; or

(iii) purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, all remaining Investments of the Company and its Restricted Subsidiaries in such Person shall be deemed to have been made at that time. “Investment” shall exclude accounts receivable or deposits arising in the ordinary course of business. “Invest,” “Investing” and “Invested” shall have corresponding meanings.

“Investment Grade Rating” means a Rating of BBB-/Baa3 or higher or such similar equivalent or higher Rating from S&P, Fitch or Moody’s.

“Investment Return” means, in respect of any Investment (other than a Permitted Investment) made after the Issue Date by the Company or any Restricted Subsidiary:

(i) the cash proceeds received by the Company or any Restricted Subsidiary upon the sale, liquidation or repayment of such Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and its Restricted Subsidiaries in full, less any payments previously made by the Company or any Restricted Subsidiary in respect of such Guarantee;

(ii) in the case of the Revocation of the Designation of an Unrestricted Subsidiary, an amount equal to the lesser of:

(A) the Company’s direct or indirect Investment in such Unrestricted Subsidiary at the time of such Revocation;

(B) that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of Revocation that is proportionate to the Company’s and Restricted Subsidiaries’ equity interest in such Unrestricted Subsidiary at the time of Revocation; and

(C) the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment; and

(iii) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, the existing Investment of the Company and its Restricted Subsidiaries in such Person, in the case of each of clauses (i), (ii) and (iii) of this definition of “Investment Return,” up to the amount of such Investment that was treated as a Restricted Payment under Section 3.6 less the amount of any previous Investment Return in respect of such Investment.

“Issue Date” means [●], 2007.

“Judgment” has the meaning assigned to it in Section 6.1(a)(viii).

“Judgment Currency” has the meaning assigned to it in Section 14.13(b).

“Legal Defeasance” has the meaning assigned to it in Section 8.1(b).

“Legal Holiday” has the meaning assigned to it in Section 14.7.

“Lien” means, with respect to any asset or property, any mortgage, security interest, pledge, lien, encumbrance or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) with respect to such asset or property.

“Market Purchase” means the purchase of any Notes available for sale in the secondary market through broker dealers or similar intermediaries.

“Material Adverse Effect” means a material adverse effect on the ability of the Company to meets its Obligations under the Notes.

“Material Default” means any one or more of the following: (i) any payment Default or Event of Default under the Notes or (ii) any Default or Event of Default under Section 3.4, Section 3.6, Section 3.7, Section 3.8, Section 3.9, Section 3.18 or Article IV.

“Maturity Date” means March 31, 2012.

“Mexican Business Reorganization Act” means the Ley de Concursos Mercantiles of Mexico, as amended from time to time, and any successor thereto.

“Mexican GAAP” means generally accepted accounting principles in Mexico in effect on the Issue Date.

“Mexican Government Obligations” means obligations issued or directly and fully guaranteed or insured by Mexico or by any agent or instrumentality thereof; provided, that the full faith and credit of Mexico is pledged in support thereof.

“Mexican Taxes” has the meaning assigned to it in Section 3.21(a).

“Mexico” means the United Mexican States.

“Ministry of Finance and Public Credit” means the Secretaría de Hacienda y Crédito Público (the Mexican Ministry of Finance and Public Credit).

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Net Cash Proceeds” means, with respect to any Person and any transaction, the proceeds in the form of cash and cash equivalents, including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents, received by such Person from such transaction, net of:

(i) reasonable out-of-pocket fees and expenses relating to such transaction (including, without limitation, legal, accounting, underwriting, placement, brokerage and investment banking fees, discounts and sales commissions);

(ii) taxes paid or payable in respect of such transaction after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; and

(iii) appropriate amounts to be provided by such Person as a reserve, in accordance with Mexican GAAP, against any liabilities associated with such transaction and retained by such Person after such transaction, but excluding any reserves with respect to Indebtedness.

“Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

“Note Guarantee” means any guarantee of the Company’s Obligations under the Notes and this Indenture provided by each Restricted Subsidiary pursuant to Article XI.

“Note Register” has the meaning assigned to it in Section 2.3(a).

“Notes” means any of the Company’s 10% Senior Subordinated Second Lien Notes due 2012 issued and authenticated pursuant to this Indenture.

“Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes and the Note Guarantees, this Indenture.

“Officer” means, when used with respect to the Company or a Restricted Subsidiary, as the case may be, the president, general manager, chief financial officer, chief accountant or treasurer of the Company or such Subsidiary or any member of the Board of Directors acting under duly granted powers-of-attorney pursuant to Mexican law or any other applicable law, with sufficient authority for the relevant action.

“Officers’ Certificate” means, when used in connection with any action to be taken by the Company or a Restricted Subsidiary, as the case may be, a certificate signed by two Officers and delivered to the Trustee. One of the officers executing an Officers’ Certificate in accordance with Section 3.11(c) hereof shall be the chief executive, financial or operating officer of the Company.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel for the Company or any Restricted Subsidiary and who shall be reasonably acceptable to the Trustee.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes, or portions thereof, for the payment, redemption or, in the case of a Change of Control Offer, purchase of which money in the necessary amount has been theretofor deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Notes which have been surrendered pursuant to Section 2.9 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company; and

(iv) solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the Trustee shall disregard and deem not to be Outstanding Notes held by Persons not permitted to be used in such determination as and to the extent provided in TIA § 316.

“Paying Agent” has the meaning assigned to it in Section 2.3(a).

“Payment Blockage Notice” has the meaning assigned to it in Section 10.3.

“Payor” has the meaning assigned to it in Section 3.21.

“Permitted Asset Swap” means a sale, transfer, assignment, disposition or other conveyance by the Company or any Restricted Subsidiary of all or any portion of its rights in a Concession and/or Additional Concession that has been approved by the SCT and which relates to radio spectrum of no more than 10.5 megahertz in the Cellular A-Band in Region 5 in Mexico and no more than 8.0 megahertz in the Cellular A-Band in Regions 6, 7 and 8 in Mexico in exchange for the rights of a Person in radio spectrum of at least 8.0 megahertz in the Cellular A-Band in Regions 1, 2, 3 and 4 in Mexico pursuant to concessions and authorizations granted to such Person by the SCT and, if applicable, other consideration.

“Permitted Business” means any business conducted by the Company and its Restricted Subsidiaries as of the Issue Date and any business ancillary or complementary thereto.

“Permitted Indebtedness” has the meaning assigned to it in Section 3.4(b).

“Permitted Investments” means:

(i) any Investment in cash and Cash Equivalents;

(ii) any Investment by the Company or any Subsidiary of the Company in the Company or a Restricted Subsidiary or in any other Person, if as a result of such Investment:

(A) such Person becomes a Restricted Subsidiary of the Company, or

(B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or one of its Restricted Subsidiaries;

(iii) investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 3.7;

(iv) (A) receivables owing to the Company or any of its Restricted Subsidiaries created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (B) Hedging Contracts and any cash and Cash Equivalents or other cash management investments or liquid or portfolio securities pledged on collateral pursuant to Hedging Contracts, (C) endorsements for collection or deposit in the ordinary course of business, (D) securities, instruments or other obligations (and related Hedging Contracts) received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments and (E) securities, instruments or other obligations received solely in the ordinary course of business (and related Hedging Contracts) received solely in connection with mandatory or voluntary exchange offers set up by the federal, provincial or municipal government of Mexico;

(v) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business;

(vi) Mexican Government Obligations (including those of the Central Bank), or quasi-currencies, bonds and other obligations issued, guaranteed or insured by any state or municipality of Mexico, or certificates representing an ownership interest in any of the foregoing, any of which shall have an Investment Grade Rating;

(vii) investments in debt securities of corporate issuers with a Rating of at least AA or Aa that are accounted for as marketable securities;

(viii) any repurchases of the Notes and the First Lien Notes; and

(ix) in addition to Investments listed above, Investments in a Permitted Business in an aggregate amount, taken together with all other Investments made in reliance on this clause (ix), not to exceed U.S.$100,000,000 (or its equivalent in other currencies) (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause).

“Permitted Junior Securities” means any securities of the Company or any other Person that are:

(i) equity securities without special covenants; or

(ii) unsecured debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in this Indenture, and that have a final maturity date and a Weighted Average Life to Maturity which is at least six months greater than the final maturity of such Senior Indebtedness (as modified or issued in exchange for Senior Indebtedness by the plan of reorganization or other court order pursuant to which such securities are issued).

“Permitted Liens” means:

(i) Liens created pursuant to the Collateral Documents, including Liens securing the Notes, Senior Indebtedness, the First Lien Notes, the Note Guarantees and the Guarantees in respect of the First Lien Notes;

(ii) Liens securing Senior Subordinated Indebtedness that are pari passu with the Liens securing the Notes or the Note Guarantees, or that are expressly junior to the Liens created in favor of the Notes and First Lien Notes pursuant to the Collateral Documents (including, without limitation, Liens securing Subordinated Indebtedness);

(iii) Liens in existence on the Issue Date and as set forth in Schedule A1 to this Indenture, and any renewals or extensions thereof, so long as (A) such renewal or extension Lien does not extend to any property other than that originally subject to the Liens being renewed or extended and (B) the principal amount of the Indebtedness secured by such Lien, if applicable, is not increased;

(iv) rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

[1]	Note to draft: Iusacell to provide list of liens in existence on Issue Date.

(v) Liens for taxes not yet due or payable or subject to penalties for non-payment and which are being contested in good faith by appropriate proceedings;

(vi) Liens in favor of issuers of surety bonds, performance bonds, bankers’ acceptances or letters of credit pursuant to the request or and for the account of such Person in the ordinary course of its business and good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company is a party or deposits to secure the Company’s public or statutory obligations;

(vii) leases, subleases, survey exceptions, encumbrances, easement or reservations of, or right of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning and other restrictions as to the use of real properties or Liens incidentally to the conduct of the Company’s business or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(viii) Liens securing Purchase Money Indebtedness Incurred to finance the acquisition or leasing of property of the Company or a Restricted Subsidiary used in a Permitted Business; provided that:

(A) the related Purchase Money Indebtedness does not exceed the cost of such property together with the cost of the construction thereof and improvements thereto, and shall not be secured by any property of the Company or any Restricted Subsidiary other than the property so acquired or constructed and improvements thereto; and

(B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction;

(ix) Liens arising by reason of (A) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (B) any interlocutory or temporary attachment order or measure in connection with an action or proceeding during the pendency of such action or proceeding; (C) security for payment of workers’ compensation, unemployment insurance laws or similar legislation; and (D) operation of law in favor of warehousemen, landlords, mechanics, material men, laborers, employees or suppliers or other similar liens imposed by law or by contract Incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings;

(x) Liens created or established to comply with any applicable law, rule, regulation, order, resolution, decree, directive or instruction of any federal, provincial or municipal government of Mexico, or any agency or instrumentality thereof, in connection with the conduct of a Permitted Business that does not constitute an Event of Default specified in clause (ix) thereof;

(xi) Liens securing any Permitted Refinancing Indebtedness which is Incurred to refinance any Indebtedness which has been secured by a Lien permitted under Section 3.8, provided, that such new Liens are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and do not extend to any property or assets other than property or assets securing the Indebtedness refinanced by such Permitted Refinancing Indebtedness;

(xii) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary;

(xiii) any interest or title of a lessor under a lease in respect a Sale and Leaseback Transaction or giving rise to a Capitalized Lease Obligation;

(xiv) Liens created pursuant to Qualified Securitization Transactions;

(xv) Liens of a bank, broker or securities intermediary on whose records a deposit account or a securities account of the Company or any Restricted Subsidiary is maintained securing the payment of customary fees and commissions to the bank, broker or securities intermediary or, with respect to an deposit account, items deposited but returned unpaid and other unexercised bankers Liens, which Liens (to the extent not created by applicable law) are consistent with market terms and do not extend to assets other than assets maintained in any accounts maintained by such bank, broker or securities intermediary; and

(xvi) Liens securing Indebtedness or other obligations in an amount not exceeding U.S.$1,000,000 (or its equivalent in other currencies) at any one time outstanding.

“Permitted Refinancing Indebtedness” means an extension or renewal of, replacement of, or substitution for, or issue of Indebtedness in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance, extend or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) other Indebtedness; provided that:

(i) (A) Indebtedness so Incurred does not exceed the amount so refinanced (plus the amount of any reasonable fees, expenses, premium, defeasance costs and accrued but unpaid interest Incurred by the Company in connection with such refinancing); or (B) the Indebtedness so Incurred is used exclusively to refinance scheduled amortization payments up to the amount of the scheduled amortization payments being refinanced;

(ii) such Indebtedness is Incurred by the same Person (or, if such Person is a Restricted Subsidiary, by such Person or the Company) which Incurred the Indebtedness which is being refinanced, and no additional security, collateral Guarantees or other support is provided;

(iii) such Indebtedness shall have a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced as of the date of Incurrence of such Indebtedness; and

(iv) such Indebtedness is subject to the terms and conditions of the Intercreditor and Collateral Agency Agreement if the Indebtedness being so refinanced was subject to them.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Proceeds from Qualified Securitization Transactions” means, for any period, the sum of (i) the Net Cash Proceeds received by the Company or any Restricted Subsidiary from any Qualified Securitization Transactions and (ii) the initial balance of the receivable of the Company or any Restricted Subsidiary relating to the initial collateral (“aforo”) of Securitization Assets in such Qualified Securitization Transactions.

“Process Agent” has the meaning assigned to it in Section 14.8.

“Purchase Money Indebtedness” means Indebtedness Incurred for the purpose of financing all or any part of the purchase price or cost of construction of any property; provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

“Qualified Capital Stock” means all Capital Stock of a Person other than Disqualified Capital Stock.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey, assign or otherwise transfer to a Securitization Entity any Securitization Assets to obtain funding for subscriber acquisition costs of the Company and its Restricted Subsidiaries and/or the prepayment, repayment, redemption or repurchase of the Notes or First Lien Notes or for the payment of any amount due thereunder, in an aggregate principal outstanding amount not to exceed U.S.$130,000,000 at any time:

(i) for which no term of any portion of the Indebtedness or any other obligations (contingent or otherwise) or securities Incurred or issued by any Person in connection therewith:

(A) directly or indirectly provides for recourse of any nature to, or any obligation of, the Company or any Restricted Subsidiary in any way, whether pursuant to a Guarantee or otherwise, except for Standard Undertakings;

(B) directly or indirectly subjects any property or asset of the Company or any Restricted Subsidiary (other than Capital Stock of a Subsidiary) to the satisfaction thereof, except for Standard Undertakings; or

(C) results in such Indebtedness, other obligations or securities constituting Indebtedness of the Company or a Restricted Subsidiary, including following a default thereunder; and

(ii) for which the terms of any Affiliate Transaction between the Company or any Restricted Subsidiary, on the one hand, and any Securitization Entity, on the other, other than Standard Undertakings and Permitted Investments, are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of the Company.

“Rating” means a credit rating by any of S&P, Fitch or Moody’s or any internationally recognized statistical rating organization, including a statistical rating organization recognized by the SEC as a “nationally recognized statistical rating organization.”

“Record Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.

“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.

“Registrar” has the meaning assigned to it in Section 2.3(a).

“Related Proceeding” has the meaning assigned to it in Section 14.8.

“Replacement Assets” has the meaning assigned to it in Section 3.7.

“Replacement Collateral” means, at any relevant date in connection with an Asset Sale or Event of Loss, assets to be used in the business of the Company or its Subsidiaries, which on such date (i) shall be upon receipt or purchase free and clear of all Liens other than Permitted Liens, and (ii) are or shall become upon receipt or purchase subject to Collateral Documents to which the owner of the Replacement Collateral is or becomes a party.

“Representative” means any trustee, agent or representative (if any), acting for the benefit of holders or creditors, for an issue of Senior Indebtedness of the Company.

“Restricted Payment” has the meaning assigned to it in Section 3.6.

“Restricted Subsidiary” means any direct or indirect Subsidiary of the Company, other than an Unrestricted Subsidiary.

“Restructured 2006 Notes” means the senior notes to be issued by Grupo Iusacell to restructure the 2006 Notes.

“Restructured 2006 Notes Payment” means the payment in cash to be made on the issue date of the Restructured 2006 Notes in an amount not to exceed the amount of interest that would have accrued on such Restructured 2006 Notes had they accrued interest at a rate of 10.00% per annum from January 1, 2006 through their issue date.

“Restructuring” means the restructuring of the Company’s (i) Tranche A Loans, (ii) Tranche B Loans and (iii) 2004 Notes which was effected by means of the filing of a plan of reorganization with a Mexican federal district court pursuant to the Mexican Business Reorganization Act.

“Reversion Date” has the meaning assigned to it in Section 3.20(a).

“Revocation” has the meaning assigned to it in Section 3.19.

“S&P” means Standard & Poor’s Ratings Services and its successors and assigns.

“Sale and Leaseback Transaction” means, with respect to the Company or any Restricted Subsidiary, any transaction or series of related transactions (excluding, however, any such transaction between the Company and one or more Restricted Subsidiaries or between or among any two or more Restricted Subsidiaries) pursuant to which the Company or any Restricted Subsidiary sells or transfers any property in connection with the leasing, or the resale against installment payments, or as part of an arrangement involving the leasing or resale against installment payments of such property to the seller or transferor.

“Salinas Group” means Ricardo B. Salinas Pliego together with his parents, brothers, sisters, spouse, and any former spouses, and any lineal descendants and spouses or former spouses of any of the foregoing, any estate, guardian, custodian and other legal representative of any of the foregoing, and Persons (including any trust or similar legal entity) controlled by him or them.

“SCT” means the Secretaría de Comunicaciones y Transportes of Mexico, and any successor thereto.

“SEC” means the United States Securities and Exchange Commission.

“Second Priority Lien Obligations” means all Obligations under the Notes, and any obligations in respect of Senior Subordinated Indebtedness secured on a pari passu basis with the Notes so long as such obligations and pari passu Liens are permitted under the provisions of this Indenture and the Collateral Documents, together with any Permitted Refinancing Indebtedness with respect thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means:

(i) accounts receivable arising from the following: (A) Planes Viva Control and any successor or comparable plans pursuant to which notes are issued and are, as a result, available for securitization; (B) Planes a Tu Medida and any successor or comparable plans pursuant to which notes are issued and are, as a result, available for securitization; (C) “calling party pays” interconnections; (D) national and international roaming services; and (E) national and international long distance services;

(ii) leases, conditional sale agreements, instruments, chattel paper, installment sale contracts, obligations, general intangibles, and other similar assets, in each case relating to inventory or services of the Company and its Subsidiaries;

(iii) equipment and equipment residuals relating to any of the foregoing;

(iv) contractual rights, Guarantees, letters of credit, Liens, insurance proceeds, collections and other similar assets, in each case related to the foregoing; and

(v) proceeds of all of the foregoing.

“Securitization Entity” means a Subsidiary or any other Person not an Affiliate of the Company, in each case whose sole business activity is to engage in Qualified Securitization Transactions, including to issue securities or other interests in connection with a Qualified Securitization Transaction.

“Security Currency” has the meaning assigned to it in Section 14.13(b).

“Senior Executive Officer” means, when used with respect to the Company or the Restricted Subsidiaries, the chief executive officer, chief financial officer, chief administrative officer or chief operating officer.

“Senior Indebtedness” means any First Priority Lien Obligations.

“Senior Subordinated Indebtedness” means, with respect to the Company, the Notes and, with respect to any Restricted Subsidiary, such Restricted Subsidiary’s Note Guarantee, and any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be, that specifically provides that such Indebtedness ranks equal in right of payment with the Notes or such Restricted Subsidiary’s Note Guarantee, as the case may be, and that is subject to the terms of the Intercreditor and Collateral Agency Agreement and is expressly subordinated in right of payment to the First Lien Notes, or the relevant Guarantees of the First Lien Notes, as the case may be.

“Special Record Date” has the meaning assigned to it in Section 2.12(a).

“Standard Undertakings” means representations, warranties, covenants, indemnities and similar obligations entered into by the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction, which are customary in similar non-recourse receivables securitization transactions and which do not cause any Indebtedness Incurred in connection therewith to constitute Indebtedness of the Company or any Restricted Subsidiary or a liability on the balance sheet of the Company or its Restricted Subsidiaries prepared in accordance with Mexican GAAP, including following a default thereunder.

“Subordinated Indebtedness” means, with respect to the Company or any Restricted Subsidiary, any Indebtedness of the Company or such Restricted Subsidiary, as the case may be, which is subject to the terms of the Intercreditor and Collateral Agency Agreement and is expressly subordinated in right of payment to the Notes and the First Lien Notes or the relevant Note Guarantees and the Guarantees of the First Lien Notes, as the case may be.

“Subsidiary,” with respect to any Person, means any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the Person’s outstanding voting stock.

“Surviving Entity” has the meaning assigned to it in Section 4.1.

“Suspended Covenants” has the meaning assigned to it in Section 3.20(a).

“Suspended Period” has the meaning assigned to it in Section 3.20(a).

“Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature that are imposed by any government or other taxing authority.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as otherwise provided in this Indenture).

“Trade Payables” means, with respect to any Person, any accounts payable or obligation or other accrued liability to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of such goods or services.

“Tranche A Loans” and “Tranche B Loans” mean, respectively, the Company’s U.S.$189,805,000 and U.S.$75,816,454 loans made, in each case, pursuant to an amended and restated credit agreement dated as of March 29, 2001 among the Company, JP Morgan as sole bookrunner and lead arranger, the arrangers party thereto and the Chase Manhattan Bank as administrative and collateral agent.

“Trustee” means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, who shall have direct responsibility for the administration of this Indenture, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“UCC” means the Uniform Commercial Code in effect in the State of New York.

“Unrestricted Subsidiary” means (i) Iusatelecomunicaciones, S.A. de C.V., (ii) Iusatel, S.A. de C.V., (iii) Iusatel USA, Inc., (iv) Punto a Punto Iusacell, S.A. de C.V., (v) Infotelecom, S.A. de C.V., and (6) any other Subsidiary of the Company that at the time of determination has been designated an Unrestricted Subsidiary and such designation has not been revoked in accordance with Section 3.19.

“U.S.” and “United States” mean the United States of America.

“U.S. Government Obligations” means obligations issued or directly and fully Guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided, that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

(i) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

(ii) the sum of the products obtained by multiplying:

(A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(B) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Restricted Subsidiary” means any Restricted Subsidiary of which all of the outstanding Capital Stock (other than in the case of a Restricted Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Person that satisfies this definition in respect of the Company.

Section 1.2. Incorporation by Reference of Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any person if this Indenture were qualified under the TIA, such imposed duties shall control.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Rules or Regulations of the SEC have the meanings assigned to them by such definitions.

Section 1.3. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with Mexican GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) references to the payment of principal of the Notes shall include applicable premium, if any; and

(g) references to payments on the Notes shall include Additional Amounts, if any.

ARTICLE II

THE NOTES

Section 2.1. Form and Dating.

(a) The Notes will be issued in fully-registered certificated form without coupons, and only in denominations of U.S.$1.00 and any integral multiple thereof. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.

(b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company, the Restricted Subsidiaries and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(c) The Notes may have notations, legends or endorsements as specified in Section 2.7 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

Section 2.2. Execution and Authentication.

(a) Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence, and the only evidence, that such Note has been duly and validly authenticated and issued under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the “Company Order”). A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$[●]2 plus the amount of any Additional Notes and the amount of interest that is capitalized pursuant to the terms of this Indenture.

(d) The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

(e) In case a Surviving Entity has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Surviving Entity, be exchanged for other Notes executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Surviving Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

[2]	Note to draft: Amount issued on Issue Date after taking into account the Second Lien Notes Restructuring Payment as described in the Information Memorandum.

Section 2.3. Registrar and Paying Agent.

(a) The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), where Notes may be presented for payment (the “Paying Agent”) and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-Registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

(b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Restricted Subsidiary may act as Paying Agent, Registrar, co-Registrar or transfer agent.

(c) The Company initially appoints the Trustee at its Corporate Trust Office as Registrar and Paying Agent in connection with the Notes and this Indenture, until such time as another Person is appointed as such.

Section 2.4. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any Default by the Company or any Restricted Subsidiary in making any such payment. If the Company or any Restricted Subsidiary or an Affiliate of the Company or any Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Restricted Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Insolvency Law with respect to the Company or any Restricted Subsidiary or any Affiliate of the Company or any Restricted Subsidiary, if the Company, a Restricted Subsidiary or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company, such Restricted Subsidiary or such Affiliate as Paying Agent.

Section 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6. Global Note Provisions.

(a) The Notes will be issued in the form of one or more permanent Global Notes. Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section 2.7 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

(b) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(c) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

(i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice;

(ii) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable; or

(iii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.6(c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

Section 2.7. Legends.

Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

Section 2.8. Transfer and Exchange.

(a) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(b) When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order the Trustee will authenticate Notes at the Registrar’s or co-Registrar’s written request.

(i) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.7, Section 3.22, Section 5.1 or Section 9.6).

(ii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(c) The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.9. Mutilated, Destroyed, Lost or Stolen Notes.

(a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the UCC are met and the Holder satisfies any other reasonable requirements of the Trustee and the Company. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

(b) Upon the issuance of any new Note under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses of the Company (including the fees and expenses of the Trustee and counsel) in connection therewith.

(c) Every new Note issued pursuant to this Section 2.9 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, any Restricted Subsidiary and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d) The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and execute and upon Company Order the Trustee will authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company will execute and upon Company Order the Trustee will authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its policy of disposal or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

Section 2.12. Defaulted Interest. When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 2.12(a) or Section 2.12(b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.12(a). The Trustee shall then fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.12(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.12(b), such manner of payment shall be deemed practicable by the Trustee.

(c) The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

Section 2.13. Additional Notes

(a) The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes (“Additional Notes”) that shall have terms and conditions identical to those of the other Outstanding Notes, except with respect to:

(i) the issue date;

(ii) the amount of interest payable on the first Interest Payment Date therefor;

(iii) the issue price;

(iv) any adjustments necessary in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Additional Notes); and

(v) any additional interest payable as provided in Section 2.14.

The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

(b) With respect to any Additional Notes, the Company will set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of the Company (the “Additional Note Board Resolutions”), copies of which will be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii) the issue date and the issue price of such Additional Notes; provided that no Additional Notes may be issued at a price that would cause such Additional Notes to have an amount of "original issue discount" (within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended) that differs from that of the Notes; and

(iii) whether such Additional Notes will be subject to transfer restrictions under the Securities Act (or other applicable securities laws).

Section 2.14. Additional Interest Under Registration Rights Agreements. Under certain circumstances, the Company may be obligated to pay additional interest or liquidated damages to Holders, all as and to the extent set forth in any registration rights agreement applicable to Additional Notes. The terms thereof are hereby incorporated herein by reference and such additional interest or liquidated damages is deemed to be interest for purposes of this Indenture.

ARTICLE III

COVENANTS

Section 3.1. Payment of Notes.

(a) The Company shall pay the principal of and interest (including Defaulted Interest) on the Notes in Dollars on the dates and in the manner provided in the Notes and in this Indenture. Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds Dollars sufficient to make Dollar payments due on such Interest Payment Date or Maturity Date, as the case may be. If the Company, a Restricted Subsidiary or an Affiliate of the Company or a Restricted Subsidiary is acting as Paying Agent, the Company, such Restricted Subsidiary or such Affiliate shall, prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, segregate and hold in trust Dollars sufficient to make Dollar payments due on such Interest Payment Date or Maturity Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company, a Restricted Subsidiary or an Affiliate of the Company or a Restricted Subsidiary) holds in accordance with this Indenture Dollars designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

(b) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 3.2. Maintenance of Office or Agency.

(a) The Company shall maintain each office or agency required under Section 2.3. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.3. Corporate Existence. Subject to Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.4. Limitation on Incurrence of Additional Indebtedness.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness, including Acquired Indebtedness, except that the Company and any Restricted Subsidiary may Incur Indebtedness, including Acquired Indebtedness, if:

(i) at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of proceeds therefrom, the Consolidated Total Indebtedness to Consolidated EBITDA Ratio of the Company is less than or equal to 4.25:1;

(ii) at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of proceeds therefrom, no Default or Event of Default shall have occurred and be continuing;

(iii) other than Capitalized Lease Obligations or Attributable Indebtedness in respect of a Sale and Leaseback Transaction, such Indebtedness is Senior Subordinated Indebtedness or Subordinated Indebtedness of the Company and its Restricted Subsidiaries, as applicable;

(iv) the Indebtedness does not require scheduled or other payments of principal prior to the Maturity Date; and

(v) the Indebtedness has a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of the Notes as of the date of such Incurrence.

(b) Notwithstanding Section 3.4(a), the Company and its Restricted Subsidiaries, as applicable, may Incur the following Indebtedness (“Permitted Indebtedness”):

(i) Indebtedness Incurred in connection with the Restructuring;

(ii) Permitted Refinancing Indebtedness;

(iii) Purchase Money Indebtedness, Capitalized Lease Obligations and Attributable Indebtedness in respect of Sale and Leaseback Transactions not to exceed U.S.$120,000,000 in an aggregate principal amount at any time outstanding (or its equivalent in other currencies);

(iv) Indebtedness in respect of Hedging Contracts;

(v) Indebtedness not at any time in excess of an aggregate amount equal to the sum of (1) U.S.$15,000,000 in respect of surety bonds provided by the Company or any Restricted Subsidiary in the ordinary course of its business to secure rental payments in connection with the lease of any cell site, repeater, microwave and/or antennae tower structures or any space on such tower structures or any other lease of real property (including ground leases and the lease of buildings), (2) U.S.$20,000,000 in respect of surety bonds provided by the Company or any Restricted Subsidiary in the ordinary course of its business to secure their telecommunications concessions or bids for telecommunications concessions (and any payments due to Government Authorities thereunder), permits and similar governmental instruments with respect to concessions, payments under interconnection agreements with other telecommunication carriers and payments under other agreements with other telecommunications carriers, and (3) U.S.$10,000,000 in respect of performance bonds, bankers’ acceptances, letters of credit and surety bonds which constitute Indebtedness provided by the Company or any Restricted Subsidiary in the ordinary course of their business and which do not secure other Indebtedness;

(vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including daylight overdrafts paid in full by the close of business on the day such overdraft was Incurred) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within two business days of Incurrence;

(vii) Indebtedness owed to the Company or any of its Wholly-Owned Restricted Subsidiaries so long as such Indebtedness continues to be owed to the Company or any Wholly-Owned Restricted Subsidiary;

(viii) Guarantees by any Restricted Subsidiary of Indebtedness of the Company or any other Restricted Subsidiary permitted under this Indenture; provided, that if any such Guarantee is of Subordinated Indebtedness, then the Note Guarantee of such Restricted Subsidiary shall be senior to such Restricted Subsidiary’s Guarantee of such Subordinated Indebtedness;

(ix) Indebtedness arising out of a Qualified Securitization Transaction;

(x) Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed U.S.$20,000,000 (or its equivalent in other currencies); and

(xi) Senior Indebtedness (other than Indebtedness outstanding under sub-clauses (i) through (x) of this clause (b), but including Indebtedness in respect of the First Lien Notes) in an aggregate principal amount not to exceed U.S.$189,805,000 at any one time outstanding; provided that the First Lien Notes are not outstanding at the time of (or after giving effect to the application of proceeds from) the Incurrence of Indebtedness pursuant to this clause (xi).

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.4, the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with Mexican GAAP. The accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.4.

Section 3.5. Limitation on Capital Expenditures.

(a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make Consolidated Capital Expenditures in any fiscal year to the extent that the aggregate Consolidated Capital Expenditures of the Company and its Restricted Subsidiaries made in such fiscal year would exceed the following amounts (or in each case their equivalents in other currencies):

Fiscal Year	Maximum Consolidated Capital Expenditures (Greater of)
2006	U.S.$70,000,000 or 9% of Consolidated Gross Revenues for such fiscal year
2007	U.S.$115,000,000 or 13% of Consolidated Gross Revenues for such fiscal year
2008	U.S.$120,000,000 or 12% of Consolidated Gross Revenues for such fiscal year
2009	U.S.$110,000,000 or 10% of Consolidated Gross Revenues for such fiscal year
2010	U.S.$110,000,000 or 9% of Consolidated Gross Revenues for such fiscal year
2011 and thereafter	U.S.$95,000,000 or 8% of Consolidated Gross Revenues for such fiscal year.

(b) Notwithstanding Section 3.5(a), the Company and its Restricted Subsidiaries shall be entitled to make the following Consolidated Capital Expenditures, which shall not be considered Consolidated Capital Expenditures subject to Section 3.5(a):

(i) in an amount equal to the amount of the aggregate Net Cash Proceeds received by the Company or any Restricted Subsidiary after the Issue Date from any (1) contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock or that represents an issuance and sale of Qualified Capital Stock of the Company, in each case, subsequent to the Issue Date and, in each case, to the extent such Net Cash Proceeds are not required to be applied to the redemption of the Notes and/or First Lien Notes or (2) to the extent otherwise permitted under this Indenture, Asset Sales by the Company or a Restricted Subsidiary of long-term assets (as determined in accordance with Mexican GAAP), Sale and Leaseback Transactions of the Company or a Restricted Subsidiary (whose lease obligations are Indebtedness permitted under Section 3.4) or Incurrence of Indebtedness of the Company or a Restricted Subsidiary, provided that, in the case and at the time of such an Asset Sale, Sale and Leaseback Transaction or Incurrence of Indebtedness, no Material Default has occurred and is continuing;

(ii) in an amount up to U.S.$15,000,000 per fiscal year to the extent required as a result of a change in any concession, law or regulation that requires expenditures by the Company or any Restricted Subsidiary on a mandatory basis and for which the Company provides an Officers’ Certificate and reasonable supporting documentation evidencing such new requirement to the Trustee; and

(iii) in any subsequent fiscal year in an amount equal to the percentage set forth in the following table of the maximum Consolidated Capital Expenditures permitted to be made in any prior fiscal year pursuant to Section 3.5(a) but not made during such year, which percentage is calculated based on the Consolidated Total Indebtedness to Consolidated EBITDA Ratio of the Company as of the end of such prior fiscal year:

Consolidated Total Indebtedness to Consolidated EBITDA Ratio	Carry Forward Amount
> 4.0:1	0%
>3.5 and ≤ 4.0:1	25%
>3.0:1 and ≤ 3.5:1	50%
≤ 3.0:1	100%

Section 3.6. Limitation on Restricted Payments.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(i) declare or pay any dividend or return of capital or make any distribution (whether in cash, securities or other property) on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than (A) any dividends or distributions in the form of Qualified Capital Stock of the Company, (B) dividends, distributions or returns of capital payable to the Company or a Restricted Subsidiary, and (C) dividends, distributions or returns of capital made on a pro rata basis to the Company and its Restricted Subsidiaries on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary on the other hand (or on a less than a pro rata basis to any minority holder);

(ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

(iii) repay, prepay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any principal payment on or with respect to, any Subordinated Indebtedness prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, other than any intercompany Indebtedness between or among the Company and/or any Wholly-Owned Restricted Subsidiaries; or

(iv) make any Investments (other than Permitted Investments);

if at the time of the Restricted Payment and immediately after giving effect thereto:

(A) a Default or an Event of Default shall have occurred and be continuing;

(B) the Consolidated Total Indebtedness to Consolidated EBITDA Ratio of the Company is greater than 4.0:1;

(C) the cash and Cash Equivalents of the Company and its Restricted Subsidiaries is less than U.S.$5,000,000; or

(D) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof, less any Investment Return calculated as of the date thereof, shall exceed the sum of:

(aa) 65% of cumulative Consolidated Adjusted Net Income of the Company or, if cumulative Consolidated Adjusted Net Income of the Company is a loss, minus 100% of the loss, accrued during the period, treated as one accounting period, beginning on the first full fiscal quarter after the Issue Date to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available; plus

(bb) 100% of the aggregate Net Cash Proceeds received by the Company from any Person from any:

(i) contribution to the equity capital of the Company that represents an issuance and sale of Qualified Capital Stock of the Company, in each case, subsequent to the Issue Date; or

(ii) issuance and sale subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary) of any Indebtedness of the Company or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Company;

excluding, in each case, any Net Cash Proceeds:

(AA) received from a Subsidiary of the Company;

(BB) used to redeem Indebtedness under Section 5.8;

(CC)  used to acquire Capital Stock or other assets from an Affiliate of the Company; or

(DD) applied in accordance with Section 3.6(b)(iii) or Section 3.6(b)(iv).

(b) Notwithstanding the foregoing, and for the avoidance of doubt, nothing in this Section 3.6 shall be deemed to prohibit:

(i) if no Material Default shall have occurred and be continuing, the payment of any dividend or the making of any distribution to permit the timely payment of (A) the Restructured 2006 Notes Payment, and (B) the timely payment of cash interest (including any additional amounts with respect thereto), trustee’s fees and other amounts (including any customary expenses) payable in cash under or in respect of any agreement governing (x) the 2006 Notes and/or any Indebtedness of Grupo Iusacell following the restructuring of the 2006 Notes (including, in each case, any Permitted Refinancing Indebtedness for such Indebtedness); and (y) additional Indebtedness in an aggregate principal amount outstanding at any time not to exceed U.S.$10,000,000 and with an annual interest rate not to exceed 10%, in each such case as long as no dividends are paid in respect of interest payments that are capitalized by Grupo Iusacell;

(ii) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration pursuant to Section 3.6(a);

(iii) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company,

(A) in exchange for Qualified Capital Stock of the Company; or

(B) through the application of the net cash proceeds received by the Company from a substantially concurrent sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Company;

provided, that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such net cash proceeds shall be excluded from Section 3.6(a)(D)(bb) (and were not included therein at any time);

(iv) if no Default or Event of Default shall have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Subsidiary of the Company, of:

(A) Qualified Capital Stock of the Company; or

(B) Permitted Refinancing Indebtedness for such Subordinated Indebtedness;

provided, that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from Section 3.6(a)(D)(bb) (and were not included therein at any time); and

(v) any payments permitted to be made pursuant to Section 3.9(b)(ii) through Section 3.9(b)(v).

(c) In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to Section 3.6(b)(ii) without duplication for the declaration of the relevant dividend shall be included in such calculation and amounts expended pursuant to Section 3.6(b)(iii) and Section 3.6(b)(iv) shall not be included in such calculation.

Section 3.7. Limitation on Asset Sales and Events of Loss.

(a) Asset Sales.

(i) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(A) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(B) except in the case of a Permitted Asset Swap, at least 80% of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of cash and Cash Equivalents.

(ii) The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 365 days of the receipt thereof to:

(A) purchase property, plant or equipment (excluding working capital for the avoidance of doubt) to be used by the Company or such Restricted Subsidiary in a Permitted Business (“Replacement Assets”);

(B) purchase Capital Stock of a Person engaged solely in a Permitted Business from a Person other than the Company and its Restricted Subsidiaries, which Person shall not have any Liens on its assets or property upon purchase other than Permitted Liens and which Person shall become, upon purchase, a Restricted Subsidiary; or

(C) prepay, repay, redeem, repurchase or retire any Indebtedness for borrowed money or constituting a Capitalized Lease Obligation or Attributable Indebtedness in respect of Sale and Leaseback Transactions (other than Subordinated Indebtedness) and permanently reduce the commitments, if any, with respect thereto;

provided, that the Company shall deposit, or shall cause the Restricted Subsidiary, as the case may be, to deposit, any Net Cash Proceeds from an Asset Sale in excess of U.S.$20,000,000 in a blocked, interest bearing cash collateral account subject to a second-priority Lien securing the Notes pending application of it in accordance with this Section 3.7 and upon application of any Net Cash Proceeds from an Asset Sale of Collateral shall cause any Replacement Collateral received or purchased in connection with such an Asset Sale of Collateral to be subject to a second-priority Lien securing the Notes and constitute Collateral for all purposes hereunder. Any Net Cash Proceeds in the interest bearing cash collateral account shall be maintained in the form of cash and Cash Equivalents, and any interest thereon shall be payable to the Company or the Restricted Subsidiary, as the case may be.

(iii) Any Net Cash Proceeds of an Asset Sale that are not applied by the Company or a Restricted Subsidiary, as the case may be, within the 365-day period from the receipt thereof shall be applied to make an Asset Sale Offer in accordance with the terms set forth below in Section 3.7(c).

(iv) Notwithstanding Section 3.7(a), the Company shall cause any assets or property received by the Company or any Restricted Subsidiary in respect of a Permitted Asset Swap to be Replacement Collateral subject to a second-priority Lien securing the Notes and constitute Collateral for all purposes hereunder.

(b) Events of Loss.

(i) If the Company or a Restricted Subsidiary suffers an Event of Loss, any Net Cash Proceeds therefrom in excess of U.S.$20,000,000 shall be deposited by the Company or the Restricted Subsidiary, as the case may be, in an interest bearing cash collateral account subject to a second-priority Lien securing the Notes pending application of it in accordance with this Section 3.7. Any Net Cash Proceeds in the interest bearing cash collateral account shall be maintained in the form of cash and Cash Equivalents, and any interest thereon shall be payable to the Company or the Restricted Subsidiary, as the case may be. Any Net Cash Proceeds from an Event of Loss that is described in clause (iii) of the definition thereof shall be applied by the Company to make an Asset Sale Offer in accordance with the terms set forth in Section 3.7(c). Any Net Cash Proceeds from an Event of Loss that is described in clauses (i) or (ii) of the definition thereof may be applied by the Company or such Restricted Subsidiary within 365 days of the receipt thereof to (A) purchase Replacement Assets from a Person other than the Company and its Restricted Subsidiaries or (B) prepay, repay, redeem, repurchase or retire any Indebtedness for borrowed money or constituting a Capitalized Lease Obligation or Attributable Indebtedness in respect of Sale and Leaseback Transactions (other than Subordinated Indebtedness) and permanently reduce the commitments, if any, with respect thereto.

(ii) Any Net Cash Proceeds from any Event of Loss that is described in clauses (i) or (ii) of the definition thereof that are not applied by the Company or a Restricted Subsidiary, as the case may be, within the 365-day period from the receipt thereof shall be applied to make an Asset Sale Offer in accordance with the terms set forth in Section 3.7(c).

(c) Asset Sale Offer.

(i) To the extent all or a portion of the Net Cash Proceeds of any Asset Sale or Event of Loss required to be applied are not applied as described in the foregoing paragraphs of this Section 3.7 on or prior to last day (the “Asset Sale Offer Trigger Date”) for the application of such proceeds therefor, the Company shall make an offer to purchase Notes (the “Asset Sale Offer”), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the “Asset Sale Offer Amount”). The Company shall purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, that principal amount of Notes to be purchased equal to such unapplied Net Cash Proceeds.

(ii) Each notice of an Asset Sale Offer shall be mailed first class, postage prepaid, to the Holders as of a date within 60 days following such Asset Sale Offer Trigger Date, with a copy to the Trustee, offering to purchase the Notes as described above. Each notice of an Asset Sale Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “Asset Sale Offer Payment Date”). Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of U.S.$1,000 in exchange for cash.

(iii) On the Asset Sale Offer Payment Date, the Company shall, to the extent lawful:

(A) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer;

(B) deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered; and

(C) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

(iv) To the extent Holders that are the subject of an Asset Sale Offer properly tender and do not withdraw Notes in an aggregate amount exceeding the available amount of unapplied Net Cash Proceeds, the Company shall purchase the Notes on a pro rata basis (based on amounts tendered). If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate). Notes (or portions thereof) purchased pursuant to an Asset Sale Offer shall be cancelled and cannot be reissued.

(v) Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds shall be reset at zero. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds the Company may use any remaining Net Cash Proceeds for general corporate purposes of the Company and its Restricted Subsidiaries.

(vi) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with Section 3.7(c), the Company shall comply with these laws and regulations and shall not be deemed to have breached its obligations under this Section 3.7(c) by doing so.

(vii) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person (other than the Company or a Restricted Subsidiary) in a transaction permitted under Article IV, the Surviving Entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 3.7, and shall comply with the provisions of this Section 3.7 with respect to the deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 3.7.

(viii) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale or Event of Loss is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition shall be deemed to constitute an Asset Sale or an Event of Loss hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 3.7 within the applicable time period from such conversion or disposition as set forth above.

Section 3.8. Limitation on Liens. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens securing any obligation against or upon any assets or property whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom (except, in each case, for Permitted Liens) unless, to the extent such assets or property is not already Collateral, contemporaneously therewith effective provision is made to secure the Notes, or in the case of a Restricted Subsidiary, the relevant Note Guarantee, and all other amounts due under this Indenture equally and ratably with such obligation (or, in the event that such obligation is subordinated in right of payment to the Notes or the relevant Note Guarantee, as the case may be, prior to such obligation) with a Lien on the same properties and assets securing such obligation for so long as such obligation is secured by such Lien.

Section 3.9. Limitation on Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any Affiliate of the Company (each an “Affiliate Transaction”), unless:

(i) the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arms’-length basis from a Person that is not an Affiliate of the Company;

(ii) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of U.S.$5,000,000, the terms of such Affiliate Transaction shall be approved by a majority of the members of the Board of Directors (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

(iii) in the event that such Affiliate Transaction (other than a Qualified Securitization Transaction) involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of U.S.$15,000,000, the Company shall obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Company and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

(b) Section 3.9(a) shall not apply to:

(i) Affiliate Transactions between the Company and any of its Wholly-Owned Restricted Subsidiaries or between Wholly-Owned Restricted Subsidiaries of the Company;

(ii) any payment of reasonable and customary fees to directors of the Company for their services in such capacity;

(iii) Affiliate Transactions or other payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business, each of which shall be consistent with past practice and shall be approved by the compensation committee of the board of directors of Grupo Iusacell;

(iv) Affiliate Transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date (as in effect on the Issue Date with modifications and extensions thereof not materially adverse to the Company and its Restricted Subsidiaries); provided that (1) such contractual obligations or rights are on terms no less favorable than those that could have reasonably been expected to be obtained in a comparable transaction at the time entered into on an arms’-length basis from a Person that is not an Affiliate of the Company and (2) in the event such contractual obligations or rights involved at the time entered into aggregate payments, or transfers of property or services with a Fair Market Value, in excess of U.S.$5,000,000, the terms of such Affiliate Transactions were approved by a majority of the disinterested members of the Board of Directors;

(v) payments to Grupo Iusacell of customary tax sharing payments and reasonable transaction costs related to financings (including fees and expenses related to the restructuring of its Indebtedness); or

(vi) any Restricted Payments made in compliance with Section 3.6.

Section 3.10. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a) Except as provided in Section 3.10(b), the Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(ii) make loans or advances to, or Guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or

(iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) Section 3.10(a) shall not apply to encumbrances or restrictions existing as of the Issue Date or otherwise under or by reason of:

(i) applicable law;

(ii) the Collateral Documents;

(iii) any agreements governing any First Priority Lien Obligations or Second Priority Lien Obligations (including this Indenture and the First Lien Notes Indenture);

(iv) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien, in each case permitted to be Incurred under this Indenture;

(v) existing with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any of its Restricted Subsidiaries, which encumbrances or restrictions (1) are not applicable to any other Person or the property or assets of any other Person and (2) were not put in place in anticipation of such event and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Holders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(vi) restrictions with respect to one of the Company’s Subsidiaries and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Subsidiary that is permitted by Section 3.7;

(vii) customary restrictions imposed on the transfer of copyrighted or patented materials; or

(viii) an agreement governing Indebtedness Incurred to refinance the Indebtedness issued, assumed or Incurred pursuant to Section 3.10(b)(iii); provided, that such refinancing agreement is not materially more restrictive with respect to such encumbrances or restrictions than those contained in the agreements governing the Indebtedness referred to in Section 3.10(b)(iii).

Section 3.11. Reports to Holders and Compliance Certificate.

(a) The Company shall deliver to the Trustee and the Holders:

(i) as soon as available, but in any event within 180 days after the end of each fiscal year, a copy of the Company’s consolidated balance sheet as of the end of such year and the related consolidated statements of income and changes in financial position for such fiscal year, audited by independent accountants selected by the Company;

(ii) as soon as available, but in any event within 75 days after the end of each of the first three fiscal quarters of the Company, a copy of the Company’s unaudited consolidated balance sheet as of the end of each such quarter and the related unaudited consolidated statements of income and changes in the financial position of the Company for such quarter and the portion of the fiscal year through such date;

(iii) concurrently with the delivery of the financial statements referred to in Section 3.11(a)(i), an Officers’ Certificate that complies with TIA § 314(a)(4) stating whether, to the best of such Officers’ knowledge, anything came to his or her attention to cause him or her to believe that there existed on the date of such statements a Default or Event of Default, and if so, specifying the nature and period of existence thereof; and

(iv) copies (including English translations of filings prepared in another language) of public filings of relevant events (hechos relevantes) which reasonably would be material to the Holders made with any securities exchange or securities regulatory agency or authority within 10 days of such filing; provided, that the Company shall not be required to so provide copies of public filings which may be obtained from (A) the SEC via the EDGAR System or (B) the CNBV, or their respective successors.

(b) In case the Company is not subject to Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) of the Exchange Act, the Company shall make available, upon request, to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144(d)(4) under the Securities Act.

(c) The Company shall deliver to the Trustee such additional information, documents and other reports as is required by TIA § 314.

(d) All of the financial statements referred to in Section 3.11(a)(i) and Section 3.11(a)(ii) are to be complete and correct in all material respects, to be prepared in reasonable detail and in accordance with Mexican GAAP applied consistently throughout the periods reflected therein and to be delivered in both the English and Spanish languages. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificate).

Section 3.12. Payments for Consents. Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes, unless the consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 3.13. Hedging Agreements. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Hedging Contract, other than Hedging Contracts entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities, and not for speculative purposes.

Section 3.14. Collection Accounts. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, deposit any revenues obtained by it or any of them from their respective operations conducted pursuant to the Concessions or Additional Concessions in any bank account other than bank accounts held in the name of the Company or such Restricted Subsidiary which constitutes Collateral pursuant to any of the Collateral Documents.

Section 3.15. Conduct of Business. The Company and its Restricted Subsidiaries shall not engage in any business other than a Permitted Business.

Section 3.16. Maintenance of Government Approvals and Compliance with Laws. The Company shall obtain from time to time and maintain such government licenses, concessions, authorizations, consents, permits and approvals as may be required and shall comply with all laws, rules, regulations and orders of any Government Authority applicable to it or its property and shall comply, and shall cause each of the Restricted Subsidiaries to comply, with its obligations under the Concessions and the Additional Concessions, in each case to the extent that a failure to so maintain or obtain or failure to so comply (a) has been judicially determined by a court of competent jurisdiction in a judgment order that is no longer subject to appeal and (b) constitutes a Material Adverse Effect.

Section 3.17. Future Restricted Subsidiaries. After the Issue Date, the Company shall notify the Trustee within ten days of the acquisition or the formation of any Restricted Subsidiary. Within five days of the delivery of such notice:

(a) the Company shall cause such Restricted Subsidiary to enter into Collateral Documents with terms and conditions no less favorable in any material respect, taken as a whole, to the Holders than the terms and conditions in the Collateral Documents in effect on the Issue Date and otherwise reasonably satisfactory to the Collateral and Intercreditor Agent to the extent necessary (including as may be required by applicable law) to create in favor of the Collateral and Intercreditor Agent for the benefit of the Holders, as security for the Obligations, Liens on any assets owned by it that are covered by the definition of Collateral; and

(b) the Company shall cause all shares of Capital Stock of such Restricted Subsidiary owned by the Company or any Restricted Subsidiary to be pledged pursuant to the Collateral Documents and shall create in favor of the Collateral and Intercreditor Agent for the benefit of the Holders, as security for the Obligations, perfected (inscritas) pledges of and security interests in all such Capital Stock with the priorities set forth in the Collateral Documents.

Section 3.18. Maintenance and Perfection of Second Priority Security Interest.

(a) No later than the Issue Date, the Company shall file with the appropriate registry in Mexico, which shall include the public registries of commerce of the domicile of each of the Company and the Restricted Subsidiaries that grant Collateral, evidence of any Liens created or intended to be created under the Collateral Documents on the Issue Date.

(b) The Company shall, and shall cause each Restricted Subsidiary to, use best reasonable commercial efforts and act diligently to effect any registration and execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, mortgages, deeds of trust and other documents with any party deemed appropriate, including with the SCT and any public registry), which may be required under applicable law, or which the Trustee may reasonably request, to effectuate the transactions contemplated by this Indenture and the Collateral Documents or to grant, preserve, protect or perfect (inscribir), as a second-priority Lien, the Liens created or intended to be created by this Indenture and the Collateral Documents. The Company also agrees to provide to the Trustee, from time to time upon request, evidence reasonably satisfactory to the Trustee as to the perfection (inscripción) (to the extent perfected (inscrito) at such time), as a second-priority Lien, and priority of the Liens created or intended to be created by this Indenture and the Collateral Documents.

(c) After the Issue Date, if any assets that would otherwise constitute Collateral (including any real property or improvements thereto or any interest therein) are acquired by or become assets of the Company or any Restricted Subsidiary, the Company shall promptly notify the Trustee and, to the extent not otherwise subject to a Lien securing the Obligations, cause such assets to become subject to a second-priority Lien securing the Notes and shall take, and cause each Restricted Subsidiaries to take, such actions as shall be necessary to create such Liens, including actions described in Section 3.18(b).

Section 3.19. Designation of Restricted and Unrestricted Subsidiaries.

(a) After the Issue Date, the Company shall only be permitted to designate a Subsidiary of the Company as an “Unrestricted Subsidiary” (a “Designation”) if:

(i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation and any transactions between the Company or any of its Restricted Subsidiaries and such Unrestricted Subsidiary are in compliance with Section 3.9;

(ii) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Restricted Payment pursuant to Section 3.6(a) in an amount (the “Designation Amount”) equal to the amount of the Company’s Investment in such Subsidiary on such date.

(b) Neither the Company nor any Restricted Subsidiary shall at any time:

(i) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or Guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

(ii) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(iii) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except:

(1) in the case of Section 3.19(b)(i), Section 3.19(b)(ii) or Section 3.19(b)(iii), any pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary for which recourse to the Company or any Restricted Subsidiary is limited to such Capital Stock;

(2) in the case of Section 3.19(b)(i) or Section 3.19(b)(ii), to the extent treated and permitted as a Restricted Payment or Permitted Investment in accordance with Section 3.6 and as an Incurrence of Indebtedness permitted under Section 3.4; and

(3) in the case of Section 3.19(b)(iii), to the extent that the ability to declare a default or accelerate the payment is limited to a default or acceleration on the obligation or instrument of the Company or a Restricted Subsidiary treated as a Restricted Payment or Permitted Investment and Incurrence of Indebtedness incurred in accordance with Section 3.19(b)(1).

(c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:

(i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred hereunder.

(d) The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by resolutions of the Board of Directors, delivered to the Trustee certifying compliance with the preceding provisions.

Section 3.20. Limitation of Applicability of Certain Covenants.

(a) Notwithstanding the foregoing, the obligations of the Company and its Restricted Subsidiaries to comply with the covenants described above under Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.9, Section 3.10, Section 3.13, Section 3.14, Section 3.15, Section 3.16, Section 3.17, Section 3.18, Section 3.19, Section 4.1(a)(iii), and Section 5.8 (collectively, the “Suspended Covenants”) shall be suspended and cease to have any further effect during the period (the “Suspended Period”) from and after the first date that the Notes attain an Investment Grade Rating from either S&P or Moody’s (or Fitch, if either of S&P or Moody’s ceases to rate the Notes for reasons outside of the control of the Company) and until the date (the “Reversion Date”) on which none of S&P, Fitch or Moody’s provide the Notes an Investment Grade Rating.

(b) On the Reversion Date, the Company and its Restricted Subsidiaries’ obligation to comply with the Suspended Covenants shall be reinstated; provided, however, that the Suspended Covenants shall not be of any effect with regard to actions of the Company or its Restricted Subsidiaries taken during the Suspended Period, and no Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspended Period.

(c) On the Reversion Date, all Indebtedness incurred while the Suspended Covenants were suspended shall be classified to have been incurred pursuant to one of the paragraphs set forth in Section 3.4 (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 3.4, such Indebtedness shall be deemed to have been outstanding on the Issue Date so that it is classified as permitted under clause (b)(i) of Section 3.4.

Section 3.21. Payment of Additional Amounts.

(a) The Company is required by Mexican law to deduct and to withhold certain Taxes from payments of interest and amounts deemed interest to investors who are not residents of Mexico for tax purposes, and shall pay to any Holder such additional amounts (“Additional Amounts”) on those payments to the extent described in this Section 3.21. To the extent Taxes imposed by Mexico or any political subdivision or taxing authority thereof or therein (“Mexican Taxes”) are required to be withheld or deducted from any payments under the Notes or the Note Guarantees, the Company or the relevant Restricted Subsidiaries (the “Payor,” as applicable) shall pay such Additional Amounts as may be necessary to ensure that the net amount actually received by such Holder after any such withholding or deduction of Mexican Taxes is equal to the amount that the Holder would have received had no such withholding or deduction been required.

(b) The Payor shall not pay Additional Amounts to any Holder for or on account of any of the following:

(i) any Taxes imposed solely because of the existence of any present or former connection between such Holder and Mexico (other than the mere receipt of a payment or the ownership or holding of a Note or enforcement of rights in respect of the Notes);

(ii) any estate, inheritance, gift, sales, transfer or similar tax, assessment or other governmental charge imposed with respect to the Notes;

(iii) any Taxes imposed solely because the Holder or any other Person fails to comply with any certification, identification, information, documentation or other similar reporting requirement if (A) such compliance is required by law, regulation, or administrative practice, or an applicable treaty in effect as a precondition to exemption from, or reduction in the rate of, deduction or withholding of any Taxes for which the Payor is required to pay Additional Amounts, (B) the Holder or such other Person is legally entitled to comply with such reporting requirement and (C) at least 30 days prior to the first Interest Payment Date or Change of Control Payment Date with respect to which the Payor shall apply this Section 3.21(b)(iii), the Company or the Restricted Subsidiaries shall have notified the Holder that the Holder shall be required to comply with such requirement;

(iv) any Taxes that are payable otherwise than by deduction or withholding from payments on the Notes;

(v) any Taxes with respect to such Note presented for payment more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holders of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30-day period; and

(vi) any payment on the Note to a Holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder.

(c) Upon request, the Payor shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes deducted or withheld (including certified copies of any of returns submitted). The Payor shall make copies of such documentation available to the Holders or the Paying Agent upon request.

(d) Notwithstanding the foregoing, the exceptions to a Payor’s obligation to pay Additional Amounts set forth in Section 3.21(b)(iii) shall not apply if (i) the provision of information, certification, documentation or other evidence described in Section 3.21(b)(iii) would be substantially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. law, rules, regulations or administrative practice and those of the relevant taxing jurisdiction (Mexico, or any political subdivision or taxing authority thereof or therein)) than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8BEN and W-9) or (ii) with respect to Taxes imposed by Mexico or any political sub-division or taxing authority thereof, (A) Article 195, Section II, of the Mexican income tax law (or a substantially similar successor of such provision) is in effect, unless the provision of the information, certification, documentation or other similar evidence described in Section 3.21(b)(iii) is expressly required by statute, rule or regulation, or an order of a competent authority based upon any such law or regulation, in order to apply Article 195, Section II, of the Mexican income tax law (or a substantially similar successor of such provision), (B) the Payor cannot obtain such information, certification, documentation or other similar evidence on its own through reasonable diligence and (C) the Payor otherwise would meet the requirements for application of Article 195, Section II, of the Mexican income tax law (or such successor of such provision). In addition, Section 3.21(b)(iii) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Holder register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax or to require that a Holder or beneficial owner of a Note certify or provide information concerning whether it is or is not a tax-exempt pension or retirement fund.

(e) In the event that Additional Amounts actually paid with respect to the Notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof, such Holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Payor. However, by making such assignment, the Holder makes no representation or warranty that the Payor shall be entitled to receive such claim for a refund or credit and Incurs no other obligation with respect thereto (including Incurring any expenses whatsoever necessary to obtain such refund or taking any other action).

(f) In the event a Payor conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than Mexico or any political subdivision thereof and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the Notes or the relevant Note Guarantee, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, then all references to Mexico, Mexican law or regulations, and Mexican taxing authorities under this Section 3.21 shall be deemed to also include such Additional Taxing Jurisdiction and any political subdivision thereof, the laws or regulations of such Additional Taxing Jurisdiction and any taxing authority of such Additional Taxing Jurisdiction, respectively.

(g) The Company (or, failing which, the relevant Restricted Subsidiaries) shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes, the Note Guarantees or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes or the Note Guarantees, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than Mexico or any political subdivision thereof, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, the Note Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

(h) The foregoing paragraphs in this Section 3.21 shall survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Section 3.22. Change of Control.

(a) Not later than 75 days following the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion (in integral multiples of U.S.$1.00) of the Holder’s Notes at a purchase price equal to 101.50% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of the purchase (the “Change of Control Payment”).

(b) Within 45 days following the date upon which the Change of Control occurred, the Company shall mail, by first-class mail, to each Holder a Change of Control Notice, with a copy to the Trustee, offering to purchase the Notes as described above (a “Change of Control Offer”). The Change of Control Notice shall state, in addition to the things specified in the definition thereof, the purchase date, which shall be 30 calendar days from the date the Change of Control Notice is mailed, other than as may be required by law (the Change of Control Payment Date”).

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate). Notes (or portions thereof) purchased pursuant to a Change of Control Offer shall be cancelled and cannot be reissued.

(d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(e) Holders shall not be entitled to require the Company to purchase their Notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control.

(f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by doing so.

(g) The Company’s obligation to make an offer to purchase the Notes as a result of the occurrence of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of Holders holding in the aggregate at least a majority of the outstanding principal amount of the Notes.

Section 3.23. Further Instruments and Acts. The Company and each Restricted Subsidiary shall execute and deliver such further instruments and do such further acts as may be required by applicable law or may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.24. Waiver of Stay, Extension or Usury Laws. The Company and each Restricted Subsidiary covenants (to the extent that it may lawfully do so) that will not have and will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Restricted Subsidiary from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company and each Restricted Subsidiary hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE IV

SURVIVING ENTITY

Section 4.1. Mergers, Consolidations, Sales and Conveyances.

(a) The Company shall not merge into or consolidate with any Person (whether or not the Company is the surviving or continuing Person) or sell, assign, transfer, lease or otherwise convey or dispose of all or substantially all of its and its Restricted Subsidiaries’ assets, taken as a whole, whether by one transaction or a series of transactions, to any Person unless:

(i) the Board of Directors has approved such transaction;

(ii) either (1) the Company is the surviving or continuing Person or (2) the surviving or continuing Person (the “Surviving Entity”):

(A) is a company, corporation, limited partnership or limited liability company organized and validly existing under (x) the laws of Mexico, (y) the United States of America, any State thereof or the District of Columbia or (z) any E.U. Country; and

(B) expressly assumes, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the Company’s Obligations under the Notes and the Collateral Documents and the performance and observance of the covenants of the Notes, this Indenture and the Collateral Documents on the part of the Company to be performed or observed;

(iii) immediately after giving effect to such transaction or series of transactions, (1) no Default or Event of Default shall have occurred and be continuing, (2) the Consolidated Total Indebtedness to Consolidated EBITDA Ratio of the Company, or the Surviving Entity, as the case may be, shall be equal to or lower than 3.25:1 and (3) the Consolidated Total Indebtedness to Consolidated EBITDA Ratio of Grupo Iusacell for the most recent four quarters immediately ending as of the most recent quarterly balance sheet available is equal or lower than 6.5:1;

(iv) the Company or the Surviving Entity, as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction have been satisfied;

(v) if the Surviving Entity is the surviving or continuing Person, each Restricted Subsidiary (including Persons that become Restricted Subsidiaries as a result of the transaction) has confirmed by supplemental indenture that its Note Guarantee shall apply for the Obligations of the Surviving Entity in respect of this Indenture and the Notes; and

(vi) if the Surviving Entity is the surviving or continuing Person, it has delivered to the Trustee an Opinion of Counsel from Mexican counsel and U.S. or relevant E.U. Country counsel to the effect that, as applicable:

(A) the Holder shall not recognize income, gain or loss for U.S. or relevant E.U. Country or Mexican income tax purposes as a result of the transaction and shall be taxed in the Holder’s home jurisdiction in the same manner and on the same amounts (assuming solely for this purpose that no Additional Amounts are regarded to be paid on the Notes) and at the same times as would have been the case if the transaction had not occurred; and

(B) no other taxes on income, including capital gains, shall be payable by Holders under the laws of Mexico, the United States or the relevant E.U. Country relating to the acquisition, ownership or disposition of the Notes, including the receipt of interest or principal thereon; provided that the Holder is not subject to such taxes because at any time there is or was a connection between the Holder and Mexico, the United States or the relevant E.U. Country (other than the mere receipt of a payment on or the ownership or holding of a Note).

(b) Upon the occurrence of any of the transactions permitted by the preceding paragraphs, the Surviving Entity (if not the Company) shall succeed to and become substituted for the Company, and may exercise every right and power of the Company, with the same effect as if it had been named in the Notes and this Indenture. Following such transaction, the Company shall be released from its liability as obligor on the Notes and under this Indenture.

(c) In the event of any such sale, assignment, transfer, lease, conveyance or disposition, the Company, as the predecessor entity, may be dissolved, wound-up or liquidated at any time thereafter.

ARTICLE V

REDEMPTION AND MARKET PURCHASES OF NOTES

Section 5.1. Optional Redemption. The Company may redeem the Notes, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in the form of Notes in Exhibit A.

Section 5.2. Election to Redeem. The Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution.

Section 5.3. Notice of Redemption.

(a) The Company shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 14.2, not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. If the Company itself gives the notice, it shall also deliver a copy to the Trustee.

(b) If either (i) the Company is not redeeming all Outstanding Notes, or (ii) the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers’ Certificate requesting that the Trustee select the Notes to be redeemed and/or give notice of redemption and setting forth the information required by Section 5.3(c) (with the exception of the identification of the particular Notes, or portions of the particular Notes, to be redeemed in the case of a partial redemption). If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company’s expense.

(c) All notices of redemption shall state:

(i)  the Redemption Date;

(ii)  the redemption price and the amount of any accrued interest payable as provided in Section 5.6;

(iii)  whether or not the Company is redeeming all Outstanding Notes;

(iv)  if the Company is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Company is redeeming and the aggregate principal amount of Notes that will be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming;

(v)  if the Company is redeeming only part of a Note, the notice that relates to that Note will state that on and after the Redemption Date, upon surrender of that Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed;

(vi)  that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.6 will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date;

(vii)  the place or places where a Holder must surrender the Holder’s Notes for payment of the redemption price; and

(viii)  the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

Section 5.4. Selection of Notes to Be Redeemed in Part.

(a) If the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, by lot or in another fair and reasonable manner chosen at the discretion of the Trustee. The Trustee shall make the selection from the Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. The Company may redeem Notes in denominations of U.S.$1.00 only in whole. The Trustee may select for redemption portions (equal to U.S.$1.00 or any integral multiple of U.S.$1.00) of the principal of Notes that have denominations larger than U.S.$1.00.

(b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

Section 5.5. Deposit of Redemption Price. Prior to 10:00 a.m. New York City time on the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of Dollars in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date.

Section 5.6. Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 5.7. Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of U.S.$1.00 or integral multiple of U.S.$1.00.

Section 5.8. Mandatory Redemption. The Company shall apply 15% of the Net Cash Proceeds from any offering of Capital Stock of the Company to the redemption of the Notes, without payment of any premium or penalty, at a redemption price equal to 100% of the outstanding principal amount thereof, within 60 days of the receipt of such Net Cash Proceeds; provided that, if a Default or Event of Default has occurred and is continuing at the time of such offering with respect to the First Lien Notes under and as defined in the First Lien Notes Indenture, such 15% of Net Cash Proceeds shall be applied towards the redemption of the First Lien Notes in accordance with the First Lien Notes Indenture (as and to the extent amounts remain outstanding thereunder) and shall not be applied towards the redemption of the Notes. Any redemption pursuant to this Section 5.8 shall be made pursuant to the provisions of Section 5.2 through Section 5.7 hereof.

Section 5.9. Market Purchases. The Company and its Subsidiaries may at any time and from time to time purchase Notes pursuant to Market Purchases; provided that any Notes so purchased and not sold or reissued and held by the Company or its Subsidiaries on the 30th date after purchase shall be surrendered to the Trustee for cancellation on such date.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1. Events of Default.

(a) The following are “Events of Default” with respect to the Notes:

(i) the default in the payment when due of the principal or premium, if any, on the Notes, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption, mandatory redemption in accordance with Section 5.8, Change of Control Offer or an Asset Sale Offer;

(ii) the default for 30 calendar days or more in the payment when due of interest or Additional Amounts on the Notes;

(iii) the failure to make a Change of Control Offer when required under Section 3.22;

(iv) the failure to perform or comply with any of the provisions described under Section 3.4, Section 3.6, Section 3.7, Section 3.8, Section 3.9, Section 3.18 or Article IV for 30 days or more after the date on which written notice thereof requiring the Company to remedy the same shall have been given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(v) the failure by the Company or any Restricted Subsidiary to deposit in a cash collateral account any Net Cash Proceeds in respect of an Asset Sale or Event of Loss required to be deposited for a period of more than 10 days after the date on which written notice thereof requiring the Company or such Restricted Subsidiary to remedy the same shall have been given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(vi) the failure by the Company or any Restricted Subsidiary to duly observe or perform any of the covenants or agreements of the Company or such Restricted Subsidiary under this Indenture (other than those referred to in clauses (i), (ii), (iii), (iv) and (v) above) for a period of more than 45 days after the date on which written notice thereof requiring the Company or such Restricted Subsidiary to remedy the same shall have been given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(vii) the default by the Company or any Restricted Subsidiary under any Indebtedness, the principal amount outstanding of which is in excess of U.S.$15,000,000 (or its equivalent in other currencies), which default results in the acceleration of such Indebtedness prior to its stated maturity;

(viii) there shall have been entered against the Company or any Restricted Subsidiary a final judgment, decree or order by a court of competent jurisdiction from which no appeal may be taken or, within the applicable period to appeal, is taken for the payment of money, or the forfeiture of property with an aggregate value in excess of U.S.$15,000,000 (or its equivalent in other currencies) and 60 days shall have passed since the entry of the order without it being satisfied, discharged or stayed (a “Judgment”);

(ix) (A) the Lien created or intended to be created on the Issue Date by any of the Collateral Documents fails to be registered with the appropriate registry in Mexico, which shall include the public registries of commerce of the domicile of each of the Company and the Restricted Subsidiaries that grant Collateral, by the 21st month anniversary of the Issue Date, if the Company shall have provided the Trustee no later than the 12th month anniversary of the Issue Date with an Officers’ Certificate stating that the Company has used its best reasonable commercial efforts and has acted diligently to obtain the registration of the mortgage at the public registry of commerce in Mexico City (or, if such Officers’ Certificate has not been so provided, the Lien created fails to be registered with the appropriate registry in Mexico by the 12th month anniversary of the Issue Date), or (B) the Lien created by any of the Collateral Documents at any time fails to constitute a valid Lien on the Collateral, except, in each of the cases of (A) and (B) above, for any failure that (1) is cured by the Company within 30 days after the date on which written notice thereof requiring the Company to remedy the same shall have been given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, (2) is as a result of the Collateral and Intercreditor Agent’s failure to maintain possession of any instruments delivered to it under the Collateral Documents, or (3) relates to an immaterial portion of the Collateral;

(x) except as permitted by this Indenture and the Collateral Documents, any Note Guarantee or Collateral Document is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect, or any Restricted Subsidiary denies or disaffirms its obligations under its Note Guarantee, or the Company or any Restricted Subsidiary denies or disaffirms its obligations under any of the Collateral Documents;

(xi) there shall have been a condemnation or expropriation of the assets of the Company or a Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect;

(xii) entry by a court having jurisdiction of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Insolvency Law, suspension of payments, concurso mercantil, quiebra, reorganization or other similar law, or (B) a decree or order adjudging the Company or any Restricted Subsidiary bankrupt or insolvent, or suspending payments, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable Insolvency Law, or appointing a custodian, receiver, liquidator, assignee, trustee, síndico, conciliador, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of the property of the Company or any Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary, and (in the case of both (A) and (B) above) the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 180 consecutive days; and

(xiii) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under any applicable Insolvency Law, concurso mercantil, quiebra or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Insolvency Law, suspension of payments, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary, or the filing by the Company or any Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law or the consent by the Company or any Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, síndico, conciliador, sequestrator or similar official of the Company or any Restricted Subsidiary or of any substantial part of the property of the Company or any Restricted Subsidiary, or the making by the Company or any Restricted Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Restricted Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action (evidenced by the adoption of a corporate resolution in favor of any such actions or an action of any of the officers of the Company or any Restricted Subsidiary that similarly binds the Company or any Restricted Subsidiary).

(b) The Company shall, and shall cause each Restricted Subsidiary to, upon a Senior Executive Officer of the Company becoming aware of any Default or Event of Default, deliver to the Trustee written notice of such Default or Event of Default within five days of becoming aware of such Default or Event of Default, the status thereof and what action it is taking or proposes to take in respect thereof.

Section 6.2. Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 6.1(a)(xii) and Section 6.1(a)(xiii)) occurs and is continuing with respect to the Notes, the Trustee may and, at the direction or request of the Holders of not less than 25% of the then Outstanding aggregate principal amount of the Notes shall, by notice in writing to the Company, declare the principal amount of, and interest accrued on, the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable upon the date that such written notice is received by or on behalf of the Company; provided that the Trustee shall be under no obligation to take any action if any Event of Default specified in Section 6.1(a)(xi) has occurred unless first instructed to do so in writing by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes. If an Event of Default specified in Section 6.1(a)(xii) or Section 6.1(a)(xiii) occurs with respect to the Company, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after a declaration of acceleration with respect to the Notes as set forth in Section 6.2(a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(i) if the rescission would not conflict with any judgment or decree;

(ii) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid; and

(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No rescission will affect any subsequent Default or impair any rights relating thereto.

Section 6.3. Other Remedies.

(a) If an Event of Default occurs and is continuing, subject to the provisions of the Intercreditor and Collateral Agency Agreement, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4. Waiver of Past Defaults. Subject to Section 6.2(b)(iv), the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Notes.

Section 6.5. Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Section 7.1 and Section 7.2, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.6. Limitation on Suits.

(a) No Holder shall have any right to institute any proceeding with respect to this Indenture for any remedy thereunder, unless:

(i) such Holder gives the Trustee written notice of a continuing Event of Default;

(ii) Holders of not less than 25% of the principal amount of the then Outstanding Notes make a written request to the Trustee to institute such action or proceedings in its own name as Trustee and offer to the Trustee a customary indemnity against the costs, expenses and liabilities to be incurred therein or thereby;

(iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action or proceeding and no direction inconsistent with such written request have been given to the Trustee pursuant to this Indenture; and

(iv) Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period;

Section 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase dates expressed in this Indenture or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(i) and Section 6.1(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and each Restricted Subsidiary for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.

Section 6.9. Trustee May File Proofs of Claim, etc.

(a) The Trustee may (irrespective of whether the principal of the Notes is then due):

(i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company, any Restricted Subsidiary or any Subsidiary of the Company or their respective creditors or properties; and

(ii) collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

(b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.7;

SECOND: if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

FOURTH: to the Company or, to the extent the Trustee collects any amount pursuant to Article IX from any Restricted Subsidiary, to such Restricted Subsidiary, or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.1. Duties of Trustee.

(a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of a Default or an Event of Default:

(i)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)  this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

(ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, Section 6.4 or Section 6.5.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the TIA.

(h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be Incurred by it in compliance with such request or direction.

Section 7.2. Rights of Trustee. Subject to Section 7.1:

(a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) If the Trustee shall determine, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Company and any Person with respect thereto, or the perfection or priority of any security interest created in any of the Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

(k) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Restricted Subsidiaries or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section 7.11.

Section 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.6. Reports by Trustee to Holders. The Trustee shall comply with TIA § 313. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.7. Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

(b) The Company and the Restricted Subsidiaries shall jointly and severally indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) Incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company, any Restricted Subsidiary or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by the Trustee through the Trustee’s own negligence, willful misconduct or bad faith.

(c) To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

(d) The Company’s payment obligations pursuant to this Section 7.7 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee Incurs expenses after the occurrence of an event described in Section 6.1(a)(xii) or Section 6.1(a)(xiii), the expenses are intended to constitute expenses of administration under any Insolvency Law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section 7.7 or Section 6.10.

Section 7.8. Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Company. The Company shall remove the Trustee if:

(i)  the Trustee fails to comply with Section 7.10;

(ii)  the Trustee is adjudged bankrupt or insolvent;

(iii)  a receiver or other public officer takes charge of the Trustee or its property; or

(iv)  the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9. Successor Trustee by Merger.

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

(b) In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

DEFEASANCE; DISCHARGE OF INDENTURE

Section 8.1. Legal Defeasance and Covenant Defeasance.

(a) The Company may, at its option by the resolution of its Board of Directors, at any time, elect to have either paragraph (b) or (c) of this Section 8.1 be applied to all Outstanding Notes upon compliance with the conditions set forth in Section 8.2.

(b) Upon the Company’s exercise under paragraph (a) of this Section 8.1 of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date all of the conditions set forth in Section 8.2 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.3 and the other Sections of this Indenture referred to in clause (i) or (ii) of this paragraph (b), and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 8.3, and as more fully set forth in Section 8.3, payments in respect of the principal of and interest on such Notes when such payments are due;

(ii) the Company’s obligations with respect to such Notes under Article II and Section 3.2;

(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(iv) this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) of this Section 8.1.

(c) Upon the Company’s exercise under paragraph (a) of this Section 8.1 of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the applicable conditions set forth in Section 8.2, be released from its obligations under the covenants contained in Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.8, Section 3.9, Section 3.10, Section 3.11, Section 3.12, Section 3.13, Section 3.14, Section 3.15, Section 3.16, Section 3.17, Section 3.18, Section 3.19, Section 3.20, Section 3.21, Section 3.22, Section 4.1(a)(i), Section 4.1(a)(iii), Section 4.1(a)(iv), Section 5.8, and Article XIII with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under or in respect of Section 6.1(a)(iii), (a)(iv) (except with respect to Section 4.1(a)(ii), (a)(v) and (a)(vi)), (a)(v), (a)(vi), (a)(vii), (a)(viii), (a)(ix) or (a)(x), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.2. Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee funds in trust, for the benefit of Holders, Dollars or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of a recognized firm of independent certified public accountants, to pay and discharge the principal of and each installment of interest (and Additional Amounts) on such Notes on the stated maturity of such principal or installment of interest in accordance with the terms of this Indenture and of the Notes;

(b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling; or (ii) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or will occur as a result of such deposit or, insofar as Events of Default resulting from bankruptcy or insolvency events are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in this Indenture and for purposes of the Trust Indenture Act with respect to any of the Company’s securities;

(f) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(g) the Company shall have delivered to the Trustee an Officers’ Certificate stating that all conditions precedent provided for relating to either Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with and no violations under instruments or agreements governing any of the Company’s other outstanding Indebtedness would result as a consequence of such Legal Defeasance or Covenant Defeasance, as the case may be;

(h) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that after two years following the deposit, the trust funds deposited in accordance will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under the laws of Mexico; and

(i) the Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to the terms of this Indenture.

Section 8.3. Application of Trust Money. The Trustee shall hold in trust Dollars or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the Dollars from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.4. Repayment to Company.

(a) The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

(b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

Section 8.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any Dollars or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such Dollars or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the Dollars or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 8.7. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all Outstanding Notes when:

(a) either:

(i)  all the Notes theretofore executed, authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)  all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee Dollars or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(b) the Company or any Restricted Subsidiary has paid all other sums payable under this Indenture and the Notes by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

ARTICLE IX

AMENDMENTS

Section 9.1. Without Consent of Holders.

(a) The Company, the Restricted Subsidiaries, the Trustee, and the Collateral and Intercreditor Agent (in the case of the Collateral Documents only) may amend this Indenture, the Notes and the Collateral Documents without notice to or consent of any Holder:

(i)  to cure any ambiguity, omission, defect or inconsistency;

(ii)  to comply with Article IV in respect of the assumption by a Surviving Entity of the obligations of the Company under the Notes, this Indenture and the Collateral Documents;

(iii)  to conform any provision in this Indenture, the Notes or the Collateral Documents to the Information Memorandum;

(iv) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(v)  to add Guarantees with respect to the Notes or to add additional Collateral or to add additional grantors or pledgors of Collateral;

(vi)  to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Restricted Subsidiary;

(vii) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

(viii) to provide for the issuance of Additional Notes as permitted by 2.13, which will have terms substantially identical to the other Outstanding Notes except as specified in Section 2.13, or Section 2.14, and which will be treated, together with any other Outstanding Notes, as a single issue of securities; or

(ix)  to make any change that does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect, including, without limitation, in the case of Collateral Documents, as contemplated therein.

(b) After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

Section 9.2. With Consent of Holders.

(a) The Company, the Restricted Subsidiaries, the Trustee and the Collateral and Intercreditor Agent (in the case of the Collateral Documents only) may amend this Indenture, the Notes or the Collateral Documents without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder affected, an amendment may not:

(i)  reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(ii)  reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any Notes or reduce the obligation in this Indenture to pay Additional Amounts in respect of any Note (other than a postponement of such interest payments for a period not to exceed three years, which may be made with the consent of the Holders of at least 75% in principal amount of the then Outstanding Notes issued under this Indenture);

(iii)  reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption (including mandatory redemption), or reduce the redemption price therefor;

(iv)  make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Outstanding Notes to waive Defaults or Events of Default;

(v)  change the currency of payment of principal of, or any premium or interest on, any Note;

(vi)  waive or amend any provision in this Indenture in a manner that affects the ranking of the Notes in a manner adverse to the Holders;

(vii)  change any pro rata sharing of payments among the Holders;

(viii) make any change to the rights of the Holders under Article X or XII, which adversely affects the Holders in any material respect, except as otherwise provided for in this Indenture; or

(ix)  release all or any material portion of the Collateral or any material Restricted Subsidiary, other than to the extent expressly permitted by this Indenture and the Collateral Documents.

(b) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(c) After an amendment under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 9.2.

(d) An amendment, supplement or waiver under this Section 9.2 may not make any change that adversely affects the rights under Article X or Article XII of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any Representative thereof authorized to give a consent) consent to such change.

Section 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.4. Waivers. The Company may omit in any particular instance to comply with any covenant or condition contained in this Indenture if before the time for such compliance the Holders of at least a majority in aggregate principal amount of Outstanding Notes shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the Company’s obligations and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 9.5. Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.

(b) The Company may, but shall not be obligated to, fix a record date, which need not be the date provided in TIA § 316(c) to the extent it would otherwise be applicable, for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

Section 9.6. Notation on or Exchange of Notes. If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will execute and upon Company Order the Trustee will authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Section 9.7. Trustee to Sign Amendments and Supplements. The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, in addition to the documents required by Section 14.4, and (subject to Section 7.1 and Section 7.2) shall be fully protected in relying upon, such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE X

SUBORDINATION OF THE NOTES

Section 10.1. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full, in cash or Cash Equivalents of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. Only Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein. The Notes shall in all respects rank pari passu with, or be senior to, all other Indebtedness of the Company. All provisions of this Article X shall be subject to Section 10.12.

Section 10.2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or dissolution of the Company, in a bankruptcy, reorganization, insolvency, receivership, concurso mercantil, quiebra or similar proceeding relating to the Company or its property, an assignment by the Company for the benefit of its creditors or the marshaling or any form of attachment of the assets and liabilities of the Company:

(a) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of all Obligations due in respect thereof before Holders shall be entitled to receive any payment of principal of, premium or interest on the Notes; and

(b) until such Senior Indebtedness is paid in full in cash or Cash Equivalents, any distribution to which Holders would be entitled but for this Article X shall be made to holders of such Senior Indebtedness as their interests may appear;

except that Holders may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Article VIII.

Section 10.3. Default on Designated Senior Indebtedness of the Company. (a) The Company may not directly or indirectly pay the principal of, premium or interest on the Notes or directly or indirectly make any deposit pursuant to Section 8.1 and may not repurchase, redeem or otherwise retire any Notes (collectively, “pay the Notes”), other than payments and other distributions in the form of Permitted Junior Securities or from any defeasance trust created pursuant to Section 8.1 if:

(i) a payment default on Designated Senior Indebtedness of the Company occurs and is continuing; or

(ii) any other default occurs and is continuing on Designated Senior Indebtedness of the Company that permits the holders thereof to accelerate its maturity and the Trustee receives a notice of that default (a “Payment Blockage Notice”) from the Company or the holders of such Designated Senior Indebtedness.

(b) Payments on the Notes may and shall be resumed:

(i) in the case of a payment default, upon the date on which it is cured or waived; and

(ii) in case of a Payment Blockage Notice relating to a nonpayment default, the earlier of the date on which it is cured or waived or 179 days after the date on which such Payment Blockage Notice is received, unless the maturity of the relevant Designated Senior Indebtedness of the Company has been accelerated.

(c) No new Payment Blockage Notice may be delivered unless and until:

(i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

(ii) all scheduled payments of principal of and interest on the Notes that have come due have been paid in full in cash.

(d) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 180 days.

Section 10.4. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration.

Section 10.5. When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article X should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them (or their Representative) as their interests may appear.

Section 10.6. Subrogation. After all Senior Indebtedness of the Company is paid in full in cash or Cash Equivalents and until the Notes are paid in full in cash or Cash Equivalents, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article X to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

Section 10.7. Relative Rights. This Article X defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

(a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay its Obligations in respect of this Indenture and the Notes in accordance with their terms; or

(b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders as provided in this Article X.

Section 10.8. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 10.9. Rights of Trustee and Paying Agent. (a) Notwithstanding Section 10.3, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if the holders of an issue of Senior Indebtedness of the Company have a Representative, only the Representative may give the notice.

(b) The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee, the Registrar, co-Registrar and Paying Agent shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness of the Company which may at any time be held by them, to the same extent as any other holder of such Senior Indebtedness, and nothing in Article VII shall deprive any of them of any of their rights as such holders. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

Section 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

Section 10.11. Article X Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Section 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

Section 10.13. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representative for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

Section 10.14. Trustee to Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article X or otherwise.

Section 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE XI

NOTE GUARANTEES

Section 11.1. Note Guarantees.

(a) Each Restricted Subsidiary hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Restricted Subsidiary, to each Holder and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations (such guaranteed Obligations, the “Guaranteed Obligations”). Each Restricted Subsidiary further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article XI notwithstanding any extension or renewal of any Obligation. Each Restricted Subsidiary hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under any Note Guarantee.

(b)  Each Restricted Subsidiary waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Restricted Subsidiary waives notice of any default under the Notes or the Obligations. The obligations of each Restricted Subsidiary hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Restricted Subsidiary; or (vi) any change in the ownership of the Company.

(c)  Each Restricted Subsidiary expressly waives, irrevocably and unconditionally:

(i) any right to require the Trustee or any Holder to first proceed against, initiate any actions before a court or any other judge or authority, or enforce any other rights or security or claim payment from the Company or any other person, before claiming any amounts due from any Restricted Subsidiary hereunder;

(ii) any right to which it may be entitled to have the assets of the Company or any other person first be used, applied or depleted as payment of the Company’s or the Restricted Subsidiaries’ obligations hereunder, prior to any amount being claimed from or paid by any Restricted Subsidiary hereunder;

(iii) any right to which it may be entitled to have claims against it, or assets to be used or applied as payment, divided among different Restricted Subsidiaries; and

(iv) the benefits of orden, excusión, division, quita and espera and any right specified in Articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2837, 2829, 2840, 2845, 2846, 2847 and any other related or applicable Articles that are not explicitly set forth herein because of the Company’s and each Restricted Subsidiary’s knowledge thereof, of the Código Civil Federal of Mexico and the Código Civil of each State of the Mexican Republic and the Federal District of Mexico.

(d) Each Restricted Subsidiary further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

(e)  The obligations of each Restricted Subsidiary hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Restricted Subsidiary herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Restricted Subsidiary or would otherwise operate as a discharge of such Restricted Subsidiary as a matter of law or equity.

(f)  Each Restricted Subsidiary further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

(g)  In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against each Restricted Subsidiary by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Restricted Subsidiary hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:

(i)  the unpaid amount of such Obligations then due and owing; and

(ii)  accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

(h)  Each Restricted Subsidiary further agrees that, as between such Restricted Subsidiary, on the one hand, and the Holders, on the other hand:

(i)  the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

(ii)  in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Restricted Subsidiary for the purposes of its Note Guarantee.

(i)  Each Note Guarantee is, to the extent and in the manner set forth in Article XII, subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of such Note Guarantor and is made subject to such provisions of this Indenture.

Section 11.2. Termination, Release and Discharge.

(a)  A Restricted Subsidiary shall be released and relieved of its obligations under its Note Guarantee and any Collateral Documents to which it is a party in the event that:

(i)  there is a Legal Defeasance of the Notes as described in Section 8.2;

(ii)  there is a sale or other disposition of Capital Stock of such Restricted Subsidiary following which such Restricted Subsidiary is no longer a direct or indirect Subsidiary of the Company; or

(iii)  such Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 3.19;

provided, that the transaction is carried out pursuant to and in accordance with all other applicable provisions of this Indenture.

Section 11.3. Right of Contribution. Each Restricted Subsidiary that makes a payment or distribution under a Note Guarantee shall be entitled to a contribution from each other Restricted Subsidiary in a pro rata amount, based on the net assets of each Restricted Subsidiary determined in accordance with Mexican GAAP but may not exercise any right to such contribution unless and until the Trustee and all Holders of Notes have been paid in full. The provisions of this Section 11.3 shall in no respect limit the obligations and liabilities of each Restricted Subsidiary to the Trustee and the Holders and each Restricted Subsidiary shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Restricted Subsidiary hereunder.

Section 11.4. No Subrogation. Each Restricted Subsidiary agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full of all Obligations and all obligations to which the Obligations are subordinated. If any amount shall be paid to any Restricted Subsidiary on account of such subrogation rights at any time when all of the Obligations and all obligations to which the Obligations are subordinated shall not have been paid in full, such amount shall be held by such Restricted Subsidiary in trust for the Trustee and the Holders, segregated from other funds of such Restricted Subsidiary, and shall, forthwith upon receipt by such Restricted Subsidiary, be turned over to the Trustee in the exact form received by such Restricted Subsidiary (duly endorsed by such Restricted Subsidiary to the Trustee, if required), to be applied against the Obligations or obligations to which the Obligations are subordinated.

Section 11.5. Additional Note Guarantees. The Company shall cause any Person that shall become a Restricted Subsidiary (an “Additional Restricted Subsidiary”) to concurrently grant a guarantee (an “Additional Note Guarantee”) of the Company’s obligations under this Indenture and the Notes to the same extent that the Restricted Subsidiaries have guaranteed the Company’s obligations under this Indenture and the Notes by executing a supplemental indenture substantially in the form of Exhibit B, expressly assuming any and all Obligations hereunder and waiving any rights waived hereunder by any Restricted Subsidiary, and providing the Trustee with an Officers’ Certificate and Opinion of Counsel and by executing such documents described in Section 3.17; it being understood that such Additional Note Guarantee shall be subordinated in right of payment to Senior Indebtedness of such Additional Restricted Subsidiary, including guarantees constituting Senior Indebtedness as provided in Article XII; provided, however, that each Additional Restricted Subsidiary shall be automatically and unconditionally released and discharged from its obligations under such Additional Note Guarantee only in accordance with Section 11.2.

ARTICLE XII

SUBORDINATION OF THE NOTE GUARANTEES

Section 12.1. Agreement to Subordinate. Each Restricted Subsidiary agrees, and each Holder by accepting a Note agrees, that the obligations of such Restricted Subsidiary are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of such Restricted Subsidiary and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. Only Senior Indebtedness of such Restricted Subsidiary shall rank senior to the obligations of such Restricted Subsidiary in accordance with the provisions set forth herein. The obligations of each Restricted Subsidiary under this Indenture and the Notes shall in all respects rank pari passu with, or be senior to, all other Indebtedness of such Restricted Subsidiary.

Section 12.2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Restricted Subsidiary to creditors upon a total or partial liquidation or dissolution of such Restricted Subsidiary, in a bankruptcy, reorganization, insolvency, receivership, concurso mercantil, quiebra or similar proceeding relating to such Restricted Subsidiary or its property, an assignment by such Restricted Subsidiary for the benefit of its creditors or the marshaling of the assets and liabilities of such Restricted Subsidiary:

(1) holders of Senior Indebtedness of such Restricted Subsidiary shall be entitled to receive payment in full of all Obligations due in respect thereof before Holders shall be entitled to receive any payment pursuant to the Note Guarantee of such Restricted Subsidiary; and

(2) until such Senior Indebtedness of such Restricted Subsidiary is paid in full in cash or Cash Equivalents, any distribution to which Holders would be entitled but for this Article XII shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive (a) Permitted Junior Securities and (b) payments and other distributions made from any defeasance trust created pursuant to Article VIII.

Section 12.3. Default on Designated Senior Indebtedness of Restricted Subsidiaries. (a) Each Restricted Subsidiary may not directly or indirectly pay the principal of, premium or interest on the Notes or directly or indirectly make any deposit pursuant to Section 8.1 and may not repurchase, redeem or otherwise retire any Notes (collectively, “pay its Note Guarantee”), other than payments and other distributions in the form of Permitted Junior Securities or from any defeasance trust created pursuant to Section 8.1 if:

(i) a payment default on Designated Senior Indebtedness of such Restricted Subsidiary occurs and is continuing; or

(ii) any other default occurs and is continuing on Designated Senior Indebtedness of the Restricted Subsidiary that permits the holders thereof to accelerate its maturity and the Trustee receives a Payment Blockage Notice from such Restricted Subsidiary, the Company or the holders of such Designated Senior Indebtedness.

(b) Payments on such Note Guarantee may and shall be resumed:

(i) in the case of a Payment Blockage Notice relating to a payment default, upon the date on which it is cured or waived; and

(ii) in the case of a Payment Blockage Notice relating to a nonpayment default, the earlier of the date on which it is cured or waived or 179 days after the date on which such Payment Blockage Notice is received, unless the maturity of the relevant Designated Senior Indebtedness of such Restricted Subsidiary has been accelerated.

(c) No new Payment Blockage Notice may be delivered unless and until:

(i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

(ii) all scheduled payments of principal of and interest on the Notes that have come due have been paid in full in cash.

(d) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 180 days.

Section 12.4. Demand for Payment. If a demand for payment is made on any Restricted Subsidiary pursuant to Article XI, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of such Restricted Subsidiary of such demand.

Section 12.5. When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article XII should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of the relevant Senior Indebtedness of such Restricted Subsidiary and pay it over to them (or their Representative) as their interests may appear.

Section 12.6. Subrogation. After all Senior Indebtedness of each Restricted Subsidiary is paid in full in cash or Cash Equivalents and until the Notes are paid in full in cash or Cash Equivalents, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article XII to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between each Restricted Subsidiary and Holders, a payment by such Restricted Subsidiary on such Senior Indebtedness.

Section 12.7.  Relative Rights. This Article XII defines the relative rights of Holders and holders of Senior Indebtedness of each Restricted Subsidiary. Nothing in this Indenture shall:

(a) impair, as between each Restricted Subsidiary and the Holders, the obligation of such Restricted Subsidiary, which is absolute and unconditional, to pay its Obligations in respect of this Indenture and the Notes to the extent set forth in Article XI; or

(b) prevent the Trustee or any Holder from exercising its available remedies upon a default by any Restricted Subsidiary under its obligations, subject to the rights of holders of Senior Indebtedness of such Restricted Subsidiary to receive distributions otherwise payable to Holders as provided in this Article XII.

Section 12.8. Subordination May Not Be Impaired by Restricted Subsidiaries. No right of any holder of Senior Indebtedness of any Restricted Subsidiary to enforce the subordination of the obligations of such Restricted Subsidiary shall be impaired by any act or failure to act by such Restricted Subsidiary or by its failure to comply with this Indenture.

Section 12.9. Rights of Trustee and Paying Agent. (a) Notwithstanding Section 12.3, the Trustee or Paying Agent may continue to make payments on each Note Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article XII. The Company, each Restricted Subsidiary, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of any Restricted Subsidiary may give the notice; provided, however, that, if any Senior Indebtedness of any Restricted Subsidiary has a Representative, only the Representative may give the notice.

(b) The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee, the Registrar, co-Registrar and Paying Agent shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness of any Restricted Subsidiary which may at any time be held by any of them, to the same extent as any other holder of Senior Indebtedness, and nothing in Article VII shall deprive any of them of any of their rights as such holders. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

Section 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of any Restricted Subsidiary, the distribution may be made and the notice given to their Representative (if any).

Section 12.11. Article XII Not to Prevent Defaults Under the Note Guarantees or Limit Right To Demand Payment. The failure to make a payment pursuant to any Note Guarantee by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a Default under such Note Guarantee. Nothing in this Article XII shall have any effect on the right of the Holders or the Trustee to make a demand for payment on any Restricted Subsidiary pursuant to Article XI.

Section 12.12. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.2 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representative for the holders of Senior Indebtedness of any Restricted Subsidiary for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Restricted Subsidiary, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of such Restricted Subsidiary to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Restricted Subsidiary held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

Section 12.13.  Trustee to Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of any Restricted Subsidiary as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Restricted Subsidiaries. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Restricted Subsidiary and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.

Section 12.15. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Restricted Subsidiary, whether such Senior Indebtedness was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE XIII

COLLATERAL AND SECURITY

Section 13.1. Collateral Documents. The due and punctual payment of the principal of, interest and additional interest, if any, on and Additional Amounts with respect to the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, interest and additional interest, if any, on and Additional Amounts with respect to the Notes and performance of all other Obligations of the Company and the Restricted Subsidiaries to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are and will be secured as provided in the Collateral Documents which define the terms of the Lien that secures the Obligations under this Indenture and the Notes and provide that the Lien granted thereunder secures the Obligations under this Indenture and the Notes on a second-priority basis subject to the terms of the Collateral Documents. Each Holder, by its acceptance of a Note, consents and agrees to all of the terms of the Collateral Documents (including the provisions providing for the exercise of remedies and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Intercreditor and Collateral Agency Agreement, to perform or cause to be performed obligations and exercise rights thereunder in accordance therewith, to bind the Holders as set forth therein and to appoint any other agent to act on behalf of the Trustee and Holders of Notes. Each Holder, by its acceptance of a Note, consents and agrees to the Collateral and Intercreditor Agent acting as its agent for purposes and under the terms of each of the Collateral Documents, and agrees to the terms thereof and permits the Collateral and Intercreditor Agent to appoint any other agent to act on behalf of the Collateral and Intercreditor Agent and the Holders of Notes. To the extent permitted by, and subject to the terms of, the Collateral Documents, the Company shall deliver to the Trustee copies of all documents delivered from time to time to the Collateral and Intercreditor Agent pursuant to the Intercreditor and Collateral Agency Agreement, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 13.1, to assure and confirm to the Trustee the Liens upon the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Obligations secured hereby, according to the intent and purposes herein and therein expressed. The Trustee, Company and the Restricted Subsidiaries hereby acknowledge and agree that the Collateral and Intercreditor Agent holds the Collateral for the ratable benefit of, and as agent for, the Holders and the Trustee subject to the terms of the Collateral Documents.

Section 13.2. Suits to Protect the Collateral. Subject in all respects to the terms and conditions of the Collateral Documents, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Collateral Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral, to maintain the Collateral and, generally, to exercise any rights in respect of the Collateral, or any part thereof, and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, action, rule or order, whether or not it may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, action, rule or order would impair the security hereunder or under any of the Collateral Documents, the Collateral or the status thereof or be prejudicial to the interests of the Holders or the Trustee.

Section 13.3. Possession of the Collateral. Subject to the terms and conditions of this Indenture and the Collateral Documents, the Company and the Restricted Subsidiaries shall be entitled, unless an Event of Default has occurred and is continuing and the Collateral and Intercreditor Agent has given contrary instructions pursuant to the terms of the Collateral Documents, to receive all cash dividends, interest and other payments made upon or in respect of the Collateral, and to exercise any rights (including voting rights) in respect thereof and generally to remain in possession of and to retain exclusive control over the Collateral, to freely operate the Collateral, to replace machinery and equipment and to sell or otherwise dispose of Collateral, including cash constituting Collateral, to make any filings or submit any claims, to pay dividends, to make investments and loans and to collect, invest and dispose of any income in respect of any Collateral, in each case in the ordinary course of business.

Section 13.4. Authorization of Actions To Be Taken by the Trustee Under the Collateral Documents. (a) Subject to the provisions of Section 6.6 and Article IX hereof and the Collateral Documents, the Trustee may, in its sole discretion and without the consent of the Holders, take, on behalf of the Holders, or direct, on behalf of the Holders, the Collateral and Intercreditor Agent to take, all actions it deems necessary or appropriate in order to: (i) enforce any of the terms of the Collateral Documents (and rights arising therefrom); and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company.

Section 13.5. Authorization of Receipt and Distribution of Funds by the Trustee. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 13.6. Release of Collateral; Termination of Security Interest.

(a)  Collateral may be released from the Liens and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of this Indenture and the Collateral Documents. Upon the written request of the Company and the Restricted Subsidiaries pursuant to an Officers’ Certificate and an Opinion of Counsel delivered to the Trustee certifying that all conditions precedent hereunder have been met (including that all obligations of the Company and the Restricted Subsidiaries have been fully performed (to the extent required to be performed prior thereto and in respect thereof)) and the compliance with the applicable provisions of the Collateral Documents and this Indenture and without the consent of any Holder, the Company, the Restricted Subsidiaries and the Trustee will be entitled to releases of assets included in the Collateral from the Liens securing the Notes pursuant to the Collateral Documents under any one or more of the following circumstances:

(i) in connection with any direct or indirect sale, disposition, conveyance, transfer, lease, assignment or other disposition, including a Sale-Leaseback Transaction, by the Company or any Restricted Subsidiary that is permitted or not prohibited by Section 3.7 (including those items not deemed to be Asset Sales pursuant to the second sentence of the definition thereof);

(ii) in respect of assets subject to a Permitted Lien;

(iii) if the assets to be released have been taken by eminent domain, termination, expropriation, rescate, revocation, condemnation or in similar circumstances;

(iv) if any Restricted Subsidiary is released from its Note Guarantee in accordance with the terms of this Indenture, such Restricted Subsidiary’s assets will also be released; or

(v) pursuant to an amendment, waiver or supplement in accordance with Article IX hereof.

(b) The Trustee shall, at the written request of the Company and the Restricted Subsidiaries, deliver a certificate to the Collateral and Intercreditor Agent stating that the Obligations of the Company hereunder have been satisfied in full, and instruct the Collateral and Intercreditor Agent to release the Liens securing the Obligations pursuant to this Indenture and the Collateral Documents upon a satisfaction and discharge of this Indenture as described in Section 8.7 or a Legal Defeasance or Covenant Defeasance as described in Article VIII. In connection with such instruction, the Trustee shall request the Collateral and Intercreditor Agent to execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

(c) The release of any Collateral from the terms of the Collateral Documents and the Liens created thereby shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Collateral Documents and this Indenture.

Section 13.7. Instructions under the Collateral Documents. Directions or instructions under the Collateral Documents may be made by the Trustee acting at the written direction or with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes issued under this Indenture.

Section 13.8. Certificates of the Company.

(a) To the extent applicable, the Company shall comply (or cause compliance) with Section 313(b) of the TIA, relating to reports, and Section 314(d) of the TIA, relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents. Any certificate or opinion required by Section 314(d) of the TIA may be made as an Officers’ Certificate except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

(b) Notwithstanding Section 13.8(a) or Section 13.6(a), so long as such transaction would not violate this Indenture, the Company may, to the extent permitted by applicable law, without any action or consent sent by the Trustee, (i) conduct ordinary course activities with respect to inventory and accounts receivable, including disposing of inventory and accounts receivable and utilizing the proceeds therefrom and collecting accounts receivable and utilizing the proceeds therefrom; (ii) dispose of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out, defective or obsolete or not used or useful in the operations of the Company or its Subsidiaries, (iii) make ordinary course payments from cash that is at any time Collateral as permitted hereunder and under the Collateral Documents and (iv) conduct Qualified Securitization Transactions. The Company shall deliver to the Trustee, within 30 calendar days following June 30 and December 31, an Officers’ Certificate to the effect that all releases and withdrawals during the preceding six-month period in which no release or consent of the Trustee was obtained were in the ordinary course of the Company’s business and were not prohibited hereby and that all proceeds therefrom were used by the Company or such Restricted Subsidiary as permitted herein.

(c) The fair value of Collateral released from the Liens of the Collateral Documents as to which opinions or certificates are not delivered prior to the applicable date of determination in reliance upon Section 13.8(b) shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens of the Collateral Documents in any calendar year exceeds the 10% threshold specified in Section 314(d)(l) of the TIA; provided that the Company’s right to rely on this sentence at any time is conditioned upon the Company having furnished to the Trustee the Officers’ Certificates described in Section 13.8(b) that was required to be furnished to the Trustee at or prior to such time.

(d) It is expressly understood that Section 13.8(b) and Section 13.8(c) relate only to the Company’s and each Restricted Subsidiary’s obligations under the TIA and shall not affect the Company’s and its Restricted Subsidiaries’ rights or abilities to release Collateral.

Section 13.9. Execution of Release by Trustee. In the event that the Company wishes the Trustee to execute a release of any Collateral from the Lien of the Collateral Documents in accordance with this Indenture and the Collateral Documents, it shall furnish the Trustee an Officers’ Certificate complying with Section 14.4(a) certifying that all conditions precedent have been met and that no consent of the Holders is required together with any documents required by Section 3.7, Section 13.8 or any other provision of this Indenture and deliver as required by this Indenture, an Opinion of Counsel to the effect that such accompanying documents constitute all the documents required by this Indenture and by Section 314(d) of the TIA or that no such documents are so required. Upon the receipt of such documents the Trustee shall execute a release of the Collateral. The Trustee, however, shall have no duty to confirm the legality or validity of such documents, its sole duty being to certify that it has received such documentation which on its face conforms to Section 314(d) of the TIA.

Section 13.10. Recording and Opinions

(a) As required by the provisions of the Collateral Documents, the Company and, if applicable, the Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Collateral Documents (subject only to Permitted Liens), including, without limitation, the filing of financing statements, continuation statements, mortgages and any instruments of further assurance, the filing of any documents or deeds with any public registry or other registry provided by law, in such manner and in such places as may be required by law fully to perfect, preserve or protect the rights of the Holders and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral. The Company and the Restricted Subsidiaries shall from time to time promptly pay all financing statement, continuation statement and, registration and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Collateral Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

(b) The Company shall furnish to the Trustee within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken (and stating what actions, if any, are necessary to be taken within the next calendar year) with respect to the recording, registering, filing, re-recording, re-registering and refiling of this Indenture and the Collateral Documents, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens intended to be created by the Collateral Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Liens.

ARTICLE XIV

MISCELLANEOUS

Section 14.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Restricted Subsidiary in addition to performing its obligations under its Note Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

Section 14.2. Notices.

(a) Any notice or communication shall be in writing and delivered in person or by facsimile or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company:

Grupo Iusacell Celular, S.A. de C.V.
Montes Urales No. 460, Piso 1
Colonia Lomas de Chapultepec
Delegación Miguel Hidalgo, 11000
México, D.F.
Attention: José Víctor Ferrer Vargas
Phone: +52-55-5109-5273
Facsimile: +52-55-5109-5939

if to the Trustee:

Law Debenture Trust Company of New York
400 Madison Avenue, 4th Floor
New York, NY 10017
Attention: Adam Berman
Phone: +1-212-750-6474
Facsimile: +1-212-750-1361

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

(d) Any notice or communication delivered to the Company under the provisions herein shall constitute notice to the Restricted Subsidiaries.

Section 14.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture (including the Note Guarantees) or the Notes. The Company, the Restricted Subsidiaries, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 14.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 14.5. Statements Required in Certificate or Opinion. Each certificate or opinion, including each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 14.6. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 14.7. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City or Mexico. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 14.8. Governing Law, etc.

(a) THIS INDENTURE (INCLUDING EACH NOTE GUARANTEE) AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

(b) Each of the parties hereto hereby:

(i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture (including the Note Guarantees) or the Notes, as the case may be, may be instituted in any Federal or state court sitting in the Borough of Manhattan in The City of New York, or in the courts of its corporate domicile in respect of actions brought against it as a defendant;

(ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, and any right to which it may be entitled on account of its place of residence or domicile;

(iii) irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding;

(iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment; and

(v) agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

(c) The Company and the Restricted Subsidiaries have agreed that service of all writs, claims, process and summonses in any related proceeding brought against it in the State of New York (collectively referred to as a “Related Proceeding”) may be made upon Law Debenture Corporate Services (the “Process Agent”), and the Company and the Restricted Subsidiaries irrevocably appointed the Process Agent as their agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and have agreed that the failure of the Process Agent to give any notice to them of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company and the Restricted Subsidiaries have agreed to maintain at all times an agent with offices in New York City to act as their Process Agent.

(d) To the extent that the Company or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding any time brought against it or any of its revenues, assets or properties in the courts identified in this Section 14.8, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Company has irrevocably agreed not to claim and has irrevocably waived such immunity to the fullest extent permitted by law (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States). The Company has agreed that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment, provided that service of process is effected upon it in the manner specified in this Indenture or as otherwise permitted by law.

(e) Nothing in this Section 14.8 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

Section 14.9. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Restricted Subsidiary shall not have any liability for any Obligations of the Company under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws of the United States and it is the view of the SEC that such a waiver is against public policy.

Section 14.10. Successors. All agreements of the Company and the Restricted Subsidiaries in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.11. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 14.12. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.13. Conversion of Currency. The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under this Indenture or under the Notes from one currency into another currency, the Company has agreed and each Holder agrees, to the fullest extent that the Company and each Holder may effectively do so, that the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, such Holder could purchase the first currency with such other currency in the city that is the principal financial center of the country of issue of the first currency on the day, two Business Days preceding the day on which final judgment is given, which is also a day on which banks are open in Mexico.

(b) To the extent permitted by applicable law, the Company’s obligation in respect of any sum payable by the Company to a Holder shall, notwithstanding any judgment in a currency, (the “Judgment Currency”), other than that in which such sum is denominated in accordance with the applicable provisions of this Indenture, (the “Security Currency”), be discharged only to the extent that on the Business Day following receipt by such Holder of any sum adjudged to be so due in the Judgment Currency, such Holder may in accordance with normal banking procedures purchase the Security Currency with the Judgment Currency. If the amount of the Security Currency so purchased is less than the sum originally due to such Holder in the Security Currency, determined in the manner set forth above, the Company has agreed, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss, and if the amount of the Security Currency so purchased exceeds the sum originally due to such Holder, such Holder agrees to remit to the Company such excess; provided that such Holder shall have no obligation to remit any such excess as long as the Company shall have failed to pay such Holder any obligation due and payable under this Indenture in which case any such excess may be applied to such obligations of the Company under this Indenture or the Notes.

Section 14.14. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

GRUPO IUSACELL CELULAR, S.A. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

SOS TELECOMUNICACIONES, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

IUSACELL, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

SISTECEL, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

COMUNICACIONES CELULARES DE OCCIDENTE, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

SISTEMAS TELEFONICOS PORTATILES CELULARES, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

TELECOMUNICACIONES DEL GOLFO, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

INMOBILIARIA MONTES URALES 460, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

MEXICAN CELLULAR INVESTMENTS, INC. as a Restricted Subsidiary

By:
Name:
Title:

IUSANET, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

PORTATEL DEL SURESTE, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

GRUPO PORTATEL, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

LAW DEBENTURE TRUST COMPANY OF NEW YORK as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

[Include the following legend for Global Notes only:

“THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”]

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION, PLEASE CONTACT SAGRARIO SANCHEZ COLORADO, CORPORATE COUNSEL, AT +52-55-5109-5757.

FORM OF FACE OF NOTE

No. [___]	Principal Amount U.S.$[______________]

[If the Note is a Global Note include the following two lines:
as revised by the Schedule of Increases and
Decreases in Global Note attached hereto]

CUSIP NO. ____________

Grupo Iusacell Celular, S.A. de C.V., a Mexican sociedad anónima de capital variable, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on March 31, 2012.

Interest Payment Dates: June 30 and December 31

Record Dates: June 15 and December 15

Additional provisions of this Note are set forth on the other side of this Note.

GRUPO IUSACELL CELULAR, S.A. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION

Law Debenture Trust Company of New York,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By:
Authorized Signatory	Date:

FORM OF REVERSE SIDE OF NOTE

10% Senior Subordinated Second Lien Notes Due 2012

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

1. Interest

Grupo Iusacell Celular, S.A. de C.V., a Mexican sociedad anónima de capital variable (together with its successors and assigns under the Indenture, the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing [December 31, 2006][June 30, 2007]3. Payments will be made to the persons who are Holders at the close of business on June 15 and December 15, respectively, immediately preceding the applicable Interest Payment Date (the “Record Date”), except that, in the case of the first such payment, if the Issue Date occurs between June 15 and June 30 or between December 15 and December 31, then the Record Date for such first payment will be the Issue Date and such first payment will be made to the persons who are Holders at the close of business on the Issue Date. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including the Issue Date.

The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

For any Interest Payment Date, the Company may, at its option, elect to:

1) pay interest on the Notes entirely in Cash; or

2) capitalize up to 30% of the interest due on any Interest Payment Date that is not otherwise paid on such date because of the election to so capitalize, in which case the principal amount of the Outstanding Notes will be increased by the capitalized amount on a pro rata basis.

The Company must elect the form of interest payment with respect to each interest period by delivering a written notice to the Trustee on or before the date that is 15 days prior to the applicable Record Date, except that, in the case of the first such payment, the Company must make such election on or before the Issue Date. The Trustee will promptly deliver a corresponding notice to the Holders. In the absence of a timely delivered notice of election, interest on the Outstanding Notes will be payable entirely in Cash.

Following an increase in the principal amount of the Outstanding Notes as a result of a capitalization of interest (1) capitalized interest on the Outstanding Notes will be payable by increasing the principal amount of the Outstanding Notes in an amount equal to the amount of capitalized interest for the applicable period (rounded to the nearest U.S.$1.00); and (2) the Outstanding Notes shall bear interest on such increased principal amount from and after the date of such capitalization of interest.

[3]	Note to draft: Pick date immediately following the Issue Date.

The Company shall pay interest (including post-petition interest in any proceeding under any Insolvency Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest (“Defaulted Interest”) without regard to any applicable grace periods at the rate of 2.0% per annum in excess of the rate shown on this Note, as provided in the Indenture.

To the extent Mexican Taxes are required to be withheld or deducted from any such payment, the Company shall pay, as provided for in and subject to the exceptions set forth in the Indenture, such Additional Amounts as may be necessary to ensure that the net amount actually received by the Holder after such withholding or deduction is equal to the amount that the Holder would have received had no such withholding or deduction been required.

2. Method of Payment

Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest (subject to any capitalization of interest permitted pursuant to the Indenture). The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in Dollars.

Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) at the office or agent of the Paying Agent in New York City unless the Company elects to make interest payments by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least U.S.$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, Law Debenture Trust Company of New York (the “Trustee”) will act as Trustee, Paying Agent and co-Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or any Restricted Subsidiary may act as Paying Agent, Registrar or co-Registrar.

4. Indenture

The Company issued the Notes under an Indenture, dated as of [Date of Indenture] (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company, the Restricted Subsidiaries and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

2

The Notes are general secured obligations of the Company limited to U.S.$[●]4 aggregate principal amount plus the amount of any Additional Notes and the amount of interest that is capitalized pursuant to the terms of the Indenture. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes. The Notes are secured as set forth in the Indenture and the Collateral Documents.

The Indenture imposes certain limitations on, among other things, the ability of the Company to: Incur Indebtedness, make Consolidated Capital Expenditures, make Restricted Payments, make Asset Sales, Incur Liens, enter into transactions with Affiliates, make distributions from Restricted Subsidiaries, enter into Hedging Contracts or consolidate or merge or transfer or convey all or substantially all of the Company’s assets.

To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, Grupo Iusacell Celular, S.A. de C.V., SOS Telecomunicaciones, S.A. de C.V., Iusacell, S.A. de C.V., Sistecel, S.A. de C.V., Comunicaciones Celulares de Occidente, S.A. de C.V., Sistemas Telefónicos Portátiles Celulares, S.A. de C.V., Telecomunicaciones del Golfo, S.A. de C.V., Inmobiliaria Montes Urales 460, S.A. de C.V., Mexican Cellular Investments, Inc., Iusanet, S.A. de C.V., Portatel del Sureste, S.A. de C.V., and Grupo Portatel, S.A. de C.V. have unconditionally guaranteed (and certain future Additional Restricted Subsidiaries shall unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the Indenture. Each Note Guarantee shall be subject to release as provided in the Indenture. Each Restricted Subsidiary, in connection with its Note Guarantee, has waived certain rights to which it is entitled under applicable law pursuant to the terms of the Indenture.

5. Redemption

Optional Redemption. The Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time prior to their maturity at a redemption price equal to (but without duplication):

1) 100% of the unpaid principal amount of the Notes, including any capitalized interest, plus

2) the interest on such principal amount accrued and unpaid through the date of redemption, plus

3) Additional Amounts, if any, payable in respect of such Notes.

Mandatory Redemption. The Company shall apply 15% of the Net Cash Proceeds from any offering of Capital Stock of the Company to the redemption of the Notes, without payment of any premium or penalty, at a redemption price equal to 100% of the outstanding principal amount thereof, within 60 days of the receipt of such Net Cash Proceeds; provided that, if a Default or Event of Default has occurred and is continuing at the time of such offering with respect to the First Lien Notes under and as defined in the First Lien Notes Indenture, such 15% of Net Cash Proceeds shall be applied towards the redemption of the First Lien Notes in accordance with the First Lien Notes Indenture (as and to the extent amounts remain outstanding thereunder) and shall not be applied towards the redemption of the Notes.

[4]	Note to draft: Amount issued on Issue Date after taking into account the Second Lien Notes Restructuring Payment as described in the Information Memorandum.

3

In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6. Repurchase Provisions

Change Of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (in integral multiples of U.S.$1.00) of the Holder's Notes at a purchase price equal to 101.5% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase. Within 45 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Notice. As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which shall be the day that is 30 days from the date the notice is mailed, other than as may be required by applicable law.

Asset Sale Offer. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the proceeds from a permitted Asset Sale are not applied as specified in the Indenture, the Company shall be required to make an Asset Sale Offer to purchase Notes at a purchase price equal to 100% of the principal amount of the Notes purchased, plus accrued and unpaid interest thereon, to the date of purchase, as more fully set forth in the Indenture.

Event of Loss. The Indenture provides that if the Company or a Restricted Subsidiary suffers an Event of Loss, the Net Cash Proceeds therefrom in excess of U.S.$20,000,000 shall be deposited by the Company or the Restricted Subsidiary, as the case may be, in an interest bearing cash collateral account subject to a second-priority Lien securing the Notes pending application of it as specified in the Indenture. Such Net Cash Proceeds shall be maintained in the form of cash and Cash Equivalents, and any interest thereon shall be payable to the Company or the Restricted Subsidiary, as the case may be. Any Net Cash Proceeds from the condemnation, expropriation, rescate, seizure, confiscation, requisition of the use or taking by exercise of the power of eminent domain or otherwise of any Concession or Additional Concession shall be applied by the Company to make an Asset Sale Offer as specified in the Indenture. Any Net Cash Proceeds from (i) the loss of, destruction of, or damage to any property or (ii) the condemnation, expropriation, rescate, seizure, confiscation, requisition of the use or taking by exercise of the power of eminent domain or otherwise of any property (other than a Concession or Additional Concession) may be applied by the Company or such Restricted Subsidiary within 365 days of the receipt thereof to purchase Replacement Assets from a Person other than the Company and its Restricted Subsidiaries.

Any such Net Cash Proceeds that the Company does not apply within such 365-day period shall be applied to make an Asset Sale Offer as specified in the Indenture.

7. Subordination

This Note and the Note Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Indebtedness of the Company or the relevant Restricted Subsidiary, as the case may be. This Note and the Note Guarantees in all respects rank pari passu with, or senior to, all other Indebtedness of the Company or the relevant Restricted Subsidiary, as the case may be. By accepting a Note, each Holder agrees to the subordination provisions set forth in the Indenture, authorizes the Trustee to acknowledge such subordination provisions and give them effect and appoints the Trustee as attorney-in-fact for such purpose.

4

8. Collateral and Intercreditor Agent

The Holder of this Note by its acceptance of this Note is deemed to have appointed the Trustee as its agent for the purpose of appointing, designating and authorizing Law Debenture Trust Company of New York to act as Collateral and Intercreditor Agent pursuant to and in accordance with the terms and conditions set forth in respect of the Collateral in the Collateral and Intercreditor Agreement and in each of the Collateral Documents.

9. Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons, and only in denominations of principal amounts of U.S.$1.00 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

10. Persons Deemed Owners

The registered holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for three years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge Prior to Redemption or Maturity

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee Dollars or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (b) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add Guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to provide for the issuance of Additional Notes, or to make any change that does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect.

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14. Defaults and Remedies

The following are “Events of Default” with respect to the Notes:

(a) the default in the payment when due of the principal or premium, if any, on the Notes, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption, mandatory redemption in accordance with Section 5.8 of the Indenture, Change of Control Offer or an Asset Sale Offer;

(b) the default for 30 calendar days or more in the payment when due of interest or Additional Amounts on the Notes;

(c) the failure to make a Change of Control Offer when required under the Change of Control covenant;

(d) the failure to perform or comply with covenants limiting (i) the Incurrence of Additional Indebtedness, (ii) Restricted Payments, (iii) Asset Sales and Events of Loss, (iv) Liens, (v) Transactions with Affiliates, (vi) Maintenance and Perfection of Second Priority Security Interest, or (vii) Mergers, Consolidations, Sales and Conveyances for 30 days or more after the date on which written notice thereof requiring the Company to remedy the same shall have been given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(e) the failure by the Company or any Restricted Subsidiary to deposit in a cash collateral account any Net Cash Proceeds in respect of an Asset Sale or Event of Loss required to be deposited for a period of more than 10 days after the date on which written notice thereof requiring the Company or such Restricted Subsidiary to remedy the same shall have been given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(f) the failure by the Company or any Restricted Subsidiary to duly observe or perform any of the covenants or agreements of the Company or such Restricted Subsidiary under the Indenture (other than those referred to in clauses (a), (b), (c), (d) and (e) above) for a period of more than 45 days after the date on which written notice thereof requiring the Company or such Restricted Subsidiary to remedy the same shall have been given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(g)  the default by the Company or any Restricted Subsidiary under any Indebtedness, the principal amount outstanding of which is in excess of U.S.$15,000,000 (or its equivalent in other currencies), which default results in the acceleration of such Indebtedness prior to its stated maturity;

6

(h) a Judgment shall have been entered against the Company or any Restricted Subsidiary;

(i) (A) the Lien created or intended to be created on the Issue Date by any of the Collateral Documents fails to be registered with the appropriate registry in Mexico, which shall include the public registries of commerce of the domicile of each of the Company and Restricted Subsidiaries that grant Collateral, by the 21st month anniversary of the Issue Date, if the Company shall have provided the Trustee no later than the 12th month anniversary of the Issue Date with an Officers’ Certificate stating that the Company has used its best reasonable commercial efforts and has acted diligently to obtain the registration of the mortgage at the public registry of commerce in Mexico City (or, if such Officers’ Certificate has not been so provided, the Lien created fails to be registered with the appropriate registry in Mexico by the 12th month anniversary of the Issue Date), or (B) the Lien created by any of the Collateral Documents at any time fails to constitute a valid Lien on the Collateral, except, in each of the cases of (A) and (B) above, for any failure that (1) is cured by the Company within 30 days after the date on which written notice thereof requiring the Company to remedy the same shall have been given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, (2) is as a result of the Collateral and Intercreditor Agent’s failure to maintain possession of any instruments delivered to it under the Collateral Documents, or (3) relates to an immaterial portion of the Collateral;

(j) except as permitted by the Indenture and the Collateral Documents, any Note Guarantee or Collateral Document is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect, or any Restricted Subsidiary denies or disaffirms its obligations under its Note Guarantee, or the Company or any Restricted Subsidiary denies or disaffirms its obligations under any of the Collateral Documents;

(k) there shall have been a condemnation or expropriation of the assets of the Company or a Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect;

(l) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary.

If an Event of Default occurs and is continuing, the Trustee may and, at the direction or request of the Holders of not less than 25% of the then outstanding principal amount of the Notes shall, declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest. The exercise of remedies is also subject to the limitations contained in the Collateral Documents.

7

15. Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Restricted Subsidiary shall not have any liability for any Obligations of the Company or such Restricted Subsidiary under the Notes or the Indenture or any Note Guarantee for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP or ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

21. Currency of Account; Conversion of Currency.

Dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture, including damages. The Company will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.

8

22. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

The Company (and other parties to the Indenture) have agreed that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in the Borough of Manhattan in The City of New York, and in the courts of its corporate domicile in respect of actions brought against it as a defendant. The Company has irrevocably submitted to the jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury, any objection it may now or hereafter have to the laying of venue of any such proceeding, any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum, and any right to which it may be entitled on account of its place of residence or domicile. The Company has appointed Law Debenture Corporate Services as its process agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in The City of New York, New York. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Grupo Iusacell Celular, S.A. de C.V.
Montes Urales No. 460, Piso 1
Colonia Lomas de Chapultepec
Delegación Miguel Hidalgo, 11000
México, D.F.
Attention: José Víctor Ferrer Vargas

9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. Number)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________________	Your Signature:___________________

Signature Guarantee:______________________________
(Signature must be guaranteed)

__________________________________________________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

10

[To be attached to Global Notes only:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian
]

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.7 or Section 3.22 of the Indenture, check either box:

☐ Section 3.7	☐ Section 3.22

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.7 or Section 3.22 of the Indenture, state the principal amount (which must be an integral multiple of U.S.$1.00) that you want to have purchased by the Company: U.S.$

Date: __________	Your Signature ____________________________
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:	_______________________________________
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

12

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE FOR ADDITIONAL NOTE GUARANTEE

This Supplemental Indenture, dated as of ______________ (this “Supplemental Indenture Note”), among [name of Additional Restricted Subsidiary], a ________________ [corporation] [limited liability company] (the “New Restricted Subsidiary”), Grupo Iusacell Celular, S.A. de C.V., a Mexican sociedad anónima de capital variable (together with its successors and assigns, the “Company”), each other Restricted Subsidiary under the Indenture referred to below, and Law Debenture Trust Company of New York, as Trustee under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Company, the Restricted Subsidiaries and the Trustee have heretofore executed and delivered an Indenture, dated as of ______________ (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 10% Senior Subordinated Second Lien Notes due 2012 of the Company (the “Notes”);

WHEREAS, pursuant to Section 11.5 of the Indenture, the Company is required to cause each Additional Restricted Subsidiary created or acquired by the Company to execute and deliver to the Trustee an Additional Note Guarantee; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company and the existing Restricted Subsidiaries are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Restricted Subsidiary, the Company, each other Restricted Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE I
DEFINITIONS

Section 1.1. Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.

ARTICLE II
AGREEMENT TO BE BOUND; GUARANTEE

Section 2.1. Agreement to be Bound. The New Restricted Subsidiary hereby becomes a party to the Indenture as a Restricted Subsidiary and as such will have all of the rights and be subject to all of the obligations and agreements of a Restricted Subsidiary under the Indenture. The New Restricted Subsidiary agrees to be bound by all of the provisions of the Indenture applicable to a Restricted Subsidiary and to perform all of the obligations and agreements of a Restricted Subsidiary under the Indenture. The New Restricted Subsidiary expressly waives any and all rights to which it is entitled as and to the extent set forth in Section 11.1(c) of the Indenture.

Section 2.2. Guarantee. The New Restricted Subsidiary hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Restricted Subsidiary, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations, all as more fully set forth in Article XI of the Indenture, subject to Article XII of the Indenture.

ARTICLE III
MISCELLANEOUS

Section 3.1. Notices. Any notice or communication delivered to the Company under the provisions of the Indenture shall constitute notice to the New Restricted Subsidiary.

Section 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.3. Governing Law etc. This Supplemental Indenture shall be governed by the provisions set forth in Section 14.8 of the Indenture. Without limiting the previous sentence, each of the parties hereto agrees that any suit, action or proceeding against it arising out of or relating to this Supplemental Indenture or the Indenture (including the Note Guarantees) or the Notes, as the case may be, may be instituted in any Federal or state court sitting in the Borough of Manhattan in The City of New York, or in the courts of its corporate domicile in respect of actions brought against it as a defendant.

Section 3.4. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.6. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 3.7. Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

2

GRUPO IUSACELL CELULAR, S.A. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

[NAME OF NEW RESTRICTED SUBSIDIARY], as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

SOS TELECOMUNICACIONES, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

IUSACELL, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

3

SISTECEL, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

COMUNICACIONES CELULARES DE OCCIDENTE, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

SISTEMAS TELEFONICOS PORTATILES CELULARES, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

TELECOMUNICACIONES DEL GOLFO, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

4

By:
Name:
Title:

INMOBILIARIA MONTES URALES 460, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

MEXICAN CELLULAR INVESTMENTS, INC. as a Restricted Subsidiary

By:
Name:
Title:

IUSANET, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

PORTATEL DEL SURESTE, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

5

GRUPO PORTATEL, S.A. DE C.V. as a Restricted Subsidiary

By:
Name:
Title:

By:
Name:
Title:

LAW DEBENTURE TRUST COMPANY OF NEW YORK as Trustee

By:
Name:
Title:

6

EXHIBIT C

RECONCILIATION AND TIE BETWEEN
THE TRUST INDENTURE ACT OF 1939 AND THE INDENTURE

Trust Indenture Act Section	Indenture Section
§310 (a)	7.10
(b)	7.10
(c)	Not Applicable
§311 (a)	7.11
(b)	7.11
(c)	Not Applicable
§312 (a)	2.5
(b)	14.3
(c)	14.3
§313	7.6
§314 (a)	3.12
(b)	13.10
(c) (1)	14.4	(a)
(c) (2)	14.4	(b)
(c) (3)	Not Applicable
(d)	13.8,	13.9
(e)	14.5
§315 (a)	7.1	(b)
(b)	7.5
(c)	7.1	(a)
(d)	7.1	(c)
(e)	6.11,	7.1 (f), 7.1 (i)
§316 (a) (1) (A)	6.5
(a) (1) (B)	6.4
(a) (2)	9.2	(a)(ii)
(b)	6.6,	6.7, 9.2 (a)
(c)	9.5	(b)
§317 (a) (1)	6.8
(a) (2)	6.9	(a)
(b)	2.4
§318 (a)	1.2

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

SCHEDULE A

LIENS IN EXISTENCE ON THE ISSUE DATE

[To be provided]